                                                                    Exhibit 10.7

                                                              Oklahoma 04-Nowata
                                                              599A
















                                LICENSE AGREEMENT







                                     BETWEEN


                               CELLULAR ONE GROUP


                                       AND


                         AMERICAN CELLULAR WIRELESS, LLC
                    MANAGED BY DOBSON CELLULAR SYSTEMS, INC.

                                LICENSE AGREEMENT


SECTION                              TITLE                                   PAGE NO.
-------                              -----                                   --------
I.        GRANT, LIMITATIONS AND ACKNOWLEDGMENTS................................    8

II.       TERM AND RENEWAL......................................................    9

III.      RIGHTS AND DUTIES OF LICENSOR.........................................   11

IV.       DUTIES OF LICENSEE....................................................   18

V.        FEES AND REPORTING....................................................   29

VI.       MARKS.................................................................   34

VII.      CONFIDENTIAL INFORMATION..............................................   38

VIII.     ADVERTISING...........................................................   39

IX.       INSURANCE.............................................................   42

X.        TRANSFER OF INTEREST..................................................   43

XI.       DEFAULT AND TERMINATION...............................................   45

XII.      OBLIGATIONS UPON TERMINATION OR EXPIRATION............................   50

XIII.     INDEPENDENT STATUS AND INDEMNIFICATION................................   52

XIV.      APPROVAL AND WAIVERS..................................................   53

XV.       NOTICES...............................................................   53

XVI.      ENTIRE AGREEMENT......................................................   54

XVII.     SEVERABILITY AND CONSTRUCTION.........................................   54

XVIII.    APPLICABLE LAW........................................................   55

XIX.      ACKNOWLEDGMENTS.......................................................   55


CELLULAR ONE GROUP
LICENSE AGREEMENT                      i                                12/2/99

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT is entered by and between Cellular One Group, a Delaware general partnership ("Licensor"), and American Cellular Wireless, LLC, a Delaware limited liability company managed by Dobson Cellular Systems, Inc., an Oklahoma corporation, with its principle place of business at 13439
N. Broadway Extension, Oklahoma City, OK 73114, (collectively, hereinafter referred to as "Licenseee").

                                    PREAMBLE

     Licensor is a Delaware general partnership (the "Partnership") with its principal place of business in Dallas, Texas. The current general partners of the Partnership are Cellular One Marketing, Inc., a Delaware corporation and Western COG Corporation, a Delaware corporation. Additional partners may be admitted to the Partnership from time to time. (The Partnership partners, as they may exist from time to time, are referred to herein as the "Partnership Partners").

     The Partnership is engaged in the business of licensing and promoting the service mark CELLULARONE(R) and certain related trademarks, service marks and designs.

     Licensee desires to receive a license from Licensor to use the CELLULARONE mark, together with the marks designated on Exhibit A hereto and/or such other marks as Licensor may hereinafter designate in writing (collectively referred to as the "Marks") within the market(s) described on Exhibit B (the "Licensed Territory") in accordance with the provisions of this License Agreement.

                             INTRODUCTORY STATEMENT

     Licensor's goal has been and continues to be the promotion of the Marks as being synonymous, in the minds of consumers of telecommunications services, with nationwide, dependable, high quality telecommunications services and related services, goods and products (the "National Brand Goal"). Historically, Licensor's strategy to achieve the National Brand Goal has been to license the Marks, and predecessors of the Marks, for use by providers of Cellular Radiotelephone Services (as defined in 47 C.F.R. Section 22.99) ("Cellular Telephone Services") on the so-called "A" side in certain Federal Communications Commission ("FCC") designated markets. The competition to licensees of the Marks has historically come primarily from "B" side providers of Cellular Telephone Services (who constitute the other providers of Cellular Telephone Services under the duopoly created by the FCC for such service). However, the telecommunications landscape has changed dramatically in recent periods and Licensor has been required to explore modified and entirely new strategies in its effort to attain and maintain the National Brand Goal.

     Licensor believes that these modified or new strategies will continue to be essential if its licensees are to enjoy the competitive benefits afforded by a widely recognized national brand as other powerful national brand competitors, including competitors which have not historically competed with licensees of the Marks, enter their markets directly. Licensor believes that consumers are now focusing, and will continue in the future to focus on, applications, utilities,

CELLULAR ONE GROUP
LICENSE AGREEMENT                      1                                12/2/99
brand names and distribution channels that offer telecommunications services, either directly or through alliances, offer a full menu of communications, such as long distance, cellular (or other wireless) service, internet access, satellite television and local service, all under one name and perhaps billed by a single source. Licensor believes that its current and future strategies must be sufficiently flexible to permit it to respond to the continuing changes in the industry.

     Licensor plans to continue granting licenses to "A" side Cellular Telephone Services providers (both in newly licensed markets or in connection with the renewal of currently outstanding CELLULARONE "A" side licenses), and to attempt to grant licenses to "B" side providers of Cellular Telephone Services or to resellers of Cellular Telephone Services in FCC licensed markets not served by another licensee of Licensor. Licensor also plans to pursue the licensing of providers of Alternate Wireless Services (as defined below), such as a personal communications service provider, the right to utilize one or more of the Marks in a market or markets where no Cellular Telephone Services utilizes the Marks to promote telecommunications services.

     Licensor has, from time to time, granted licensees of the Marks the right to use one or more of such Marks in connection with products or services other than those constituting Cellular Telephone Services. Among other things, Licensor has permitted licensees of the Marks to incorporate one or more of the Marks onto cellular telephone equipment or to utilize one or more of the Marks in connection with the nationwide delivery of calls to cellular telephones. Licensor has also granted licensees the right to continue to use or to begin using one or more of the Marks in connection with some of the products and services (the "Additional Products" and "Additional Services") described on Exhibit D hereto. Licensor anticipates that consumers of wireless telecommunications services may come to expect that high quality offerings of services such as Cellular Telephone Services or other Primary Services (as defined below) will include uniform functionality and service features and bundles of Additional Products, Additional Services and Cellular Telephone Services or other Primary Services. As such demand develops, Licensor may designate standards for the offering and delivery of the Cellular Telephone Services or other Primary Services and related Additional Products and Additional Services, and to identify one or more Additional Products or Additional Services as "Core Products," the offering of which will be subject to the provisions of this License Agreement, as described in Section III.I. hereof.

     As part of its plan to attain and maintain the National Brand Goal, Licensor will from time to time establish standards pursuant to Section III.B. hereof, defining minimum acceptable operating and other criteria for offerings by Licensee of the Cellular Telephone Services or other Primary Services and Additional Services and Additional Products. In light of market conditions, as they change from time to time, Licensor may designate separate standards for products offered under a particular Mark. Licensor has provided, on Exhibit E to this License Agreement, a description of the technical standards and service standards (collectively, the "Quality Standards") which currently are applicable to the Cellular Telephone Services or other Primary Services, Core Products, Additional Services and Additional Products displaying or sold under the various Marks. Licensor may, as provided in Section III.B. hereof, make such changes in or modifications to the Quality Standards as Licensor may from time to time deem appropriate, in its discretion, to further the National Brand Goal.

CELLULAR ONE GROUP
LICENSE AGREEMENT                      2                                12/2/99

     Licensor may, in the future, designate certain of the Additional Products or Additional Services as Core Products where and when it determines that consumers have come to expect that such products or services will be offered in conjunction with any high quality offering of Cellular Telephone Services or other Primary Services, and in order to attain and maintain the National Brand Goal. The existing required Core Products are nationwide call delivery and roaming capability. Additional Core Products may include, by way of example only, such products or services as long distance, voice messaging, local exchange service, dispatch service and paging service, which offer consumers nationwide consistency of operation or other benefits. Unless it elects not to do so, Licensee will be obligated to offer the Core Products under the specified Marks throughout the Licensed Territory in connection with its delivery of Cellular Telephone Services or other Primary Services. If Licensee is unable or elects not to so offer one or more Core Products in connection with Cellular Telephone Services or other Primary Services, Licensor, subject to Section III.I. of this License Agreement, may amend the License Agreement to terminate Licensee's rights to utilize the Marks to promote the Core Products not then being offered or, with respect to the existing Core Products of nationwide call delivery and roaming capability, may terminate this License Agreement.

     The development of the wireless telecommunications industry and the regulatory patterns relating to that industry have resulted in overlaps or conflicts between licensees of the Marks with regard to certain promotional activities. In order to permit licensees of the Marks to make full use of such Marks in their promotional and other activities and in order to reduce conflicts between or the expense of resolving conflicts between such licensees, this License Agreement permits licensees of the Marks to make certain incidental use of the Marks outside of their respective licensed territories while permitting Licensor to impose reasonably necessary restrictions, including requiring the use of tag lines or other identifying mechanisms, where necessary to maintain the integrity of the licensed territories and to avoid customer confusion regarding the providers of Cellular Telephone Services or other Primary Services therein. In addition, because the markets for wireless telecommunications services vary from geographic area to geographic area for economic, demographic, topographic, legal and other reasons, and because Licensor expects that certain markets may develop at different rates from others, this License Agreement permits Licensor to vary definitions of Cellular Telephone Services or other Primary Services, Core Products, Additional Services and Additional Products and to vary the Quality Standards and certain of the fees payable hereunder in order to attain or maintain the National Brand Goal.

     The foregoing is intended as an explanation of Licensor's goals and planning, and shall not be deemed to affect the meaning or construction of any of the following provisions. In the event of any conflict between the foregoing and the following provisions, the following provisions shall prevail.










CELLULAR ONE GROUP
LICENSE AGREEMENT                      3                                12/2/99

                                  DEFINED TERMS

     As used in this License Agreement, the capitalized terms set forth below shall have the following meanings:

     "1-800-CELL ONE MARK" shall mean the service mark denoted as such on Exhibit A hereto.

     "A" SIDE" shall mean the Block A (nonwireline) cellular frequencies as designated by the FCC.

     "ADDITIONAL FEES" shall mean any fees determined in accordance with Section V.F. of this License Agreement.

     "ADDITIONAL PRODUCTS" shall mean the products described as "Additional Products" on Exhibit D hereto.

     "ADDITIONAL SERVICES" shall mean the services described as "Additional Services" on Exhibit D hereto.

     "ADVISORY COUNCIL" shall have the meaning set forth in Section III.D. of this License Agreement.

     "AFFILIATE" shall have the meaning set forth in Section X.C. of this License Agreement.

     "ALTERNATE WIRELESS SERVICES" shall mean any telecommunications service offering simultaneous, two-way wireless transmission and receipt of voice or data, other than Cellular Telephone Services.

     "ANNUAL ADMINISTRATIVE FEE" shall mean the fee determined in accordance with Section V.D. of this License Agreement.

     "ANNUAL ADVERTISING FEE" shall mean the fee determined in accordance with
Section V.C. of this License Agreement.

     "ANNUAL INTERNET FEE" shall mean the fee determined in accordance with
Section V.E. of this License Agreement.

     "ANNUAL LICENSE FEE" shall mean the fee determined in accordance with
Section V.B. of this License Agreement.

     "APPLICATION FEE" shall mean the fee determined in accordance with Section V.A. of this License Agreement.

CELLULAR ONE GROUP
LICENSE AGREEMENT                      4                                12/2/99

     "B" SIDE" shall mean the Block B (wireline) cellular frequencies as designated by the FCC.

     "CELLULARONE MARK" shall mean the trademark or service mark "CELLULARONE" denoted as such on Exhibit A hereto.

     "CELLULAR TELEPHONE SERVICES" shall have the meaning set forth in the Introductory Statement to this License Agreement.

     "CERTIFICATES OF INSURANCE" shall mean certificates designating insurance coverages required to be delivered to Licensor pursuant to Section IX.C. of this License Agreement.

     "C.F.R." shall mean the Code of Federal Regulations, as may be amended from time to time.

     "CHANGE OF CONTROL" shall have the meaning set forth in Section X.D. of this License Agreement.

     "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section VII.A. of this License Agreement.

     "CONSUMER SERVICE NUMBER" shall have the meaning set forth in Section IV.J. of this License Agreement.

     "CORE PRODUCTS" shall mean those Additional Products and Additional Services designated as "Core Products" on Exhibit D to this License Agreement, as amended from time to time.

     "CTIA" shall mean the Cellular Telecommunications Industry Association, or any successor thereto recognized by Licensor as such.

     "DOMAIN NAME" shall mean the official alpha-numeric name or address used by a computer on the Internet, and that is used as part of a Web Site's Uniform Resource Locator (URL).

     "EFFECTIVE DATE" shall mean the date shown adjacent to Licensor's signature on this License Agreement.

     "FCC" shall have the meaning set forth in the Introductory Statement to this License Agreement.

     "FULL LICENSE YEAR" shall mean a twelve (12) month period commencing on January 1 and ending on December 31.

     "FUND" shall have the meaning set forth in Section VIII.C. of this License Agreement.

CELLULAR ONE GROUP
LICENSE AGREEMENT                      5                                12/2/99

     "GRAPHIC STANDARDS MANUAL" shall have the meaning set forth in Section III.A. of this License Agreement.

     "INCIDENTAL USE" shall have the meaning set forth in Section VI.C. of this License Agreement.

     "INITIAL YEAR" shall have the meaning set forth in Section II.A.2. of this License Agreement.

     "INTERNET" shall mean the worldwide interconnection of computer networks that use the TCP/IP network protocol (or such other protocol standard or standards that may from time to time generally be recognized as the universal or dominant national standard or standards) to facilitate data transmission and exchange.

     "LICENSE AGREEMENT" shall mean this license agreement, as currently in effect between the parties hereto and as the same shall be modified, renewed or extended from time to time by the parties hereto.

     "LICENSED TERRITORY" shall mean the market(s) described on Exhibit B, as amended from time to time pursuant to the provisions of this License Agreement.

     "LICENSEE" shall have the meaning set forth in the First paragraph of this License Agreement.

     "LICENSOR" shall mean Cellular One Group, a Delaware general partnership, and its successors and assigns under this License Agreement.

     "LONG DISTANCE CARRIER" shall have the meaning set forth in Section IV.J.1.(a) of this License Agreement.

     "MSA" shall mean the cellular Metropolitan Statistical Areas as referred to in 47 C.F.R. Section 22.909.

     "MARKS" shall have the meaning set forth in the Preamble to this License Agreement.

     "MINIMUM LICENSE FEE" shall have the meaning set forth in Section V.B. of this License Agreement.

     "NATIONAL BRAND GOAL" shall have the meaning set forth in the Introductory Statement to this License Agreement.

     "NATIONAL PROGRAM(S)" shall have the meaning set forth in Section III.F. of this License Agreement.

CELLULAR ONE GROUP
LICENSE AGREEMENT                      6                                12/2/99

     "OTHER 800 PROGRAMS" shall have the meaning set forth in Section IV.J.1.(d) of this License Agreement.

     "PARTNERSHIP" shall have the meaning set forth in the Preamble to this License Agreement.

     "PARTNERSHIP PARTNERS" shall have the meaning set forth in the Preamble to this License Agreement.

     "PERMITS" shall have the meaning set forth in Section IV.B. of this License Agreement.

     "PERSONAL COMMUNICATION SERVICES" shall have the meaning set forth in Exhibit D hereto.

     "POTENTIAL CUSTOMER CONFUSION" shall have the meaning set forth in Section VI.D. of this License Agreement.

     "PRIMARY SERVICES" shall mean the services specifically described on Exhibit C hereto.

     "PROMOTIONAL FUND" shall have the meaning set forth in Sections III.E. and VIII.C. of this License Agreement.

     "PRO RATION FACTOR" shall mean a fraction, the numerator of which is the number of days from January 1 to and including the day of the Effective Date of this License Agreement, and the denominator of which shall be 365.

     "QUALITY STANDARDS" shall mean the technical standards and service standards applicable to Primary Services, Core Products, Additional Services, Additional Products and the other related products and services set forth on Exhibit E to this License Agreement, as amended from time to time.

     "RSA" shall mean the cellular Rural Service Areas as referred to in 47 C.F.R. Section 22.909.

     "REVISED LICENSES" shall mean the license agreements between Licensor and its licensees, which are entered into after July 31, 1996 as part of Licensor's general licensing program utilizing the Marks for or in conjunction with the provision of telecommunication services, including, without limitation, the provision of Cellular Telephone Services and/or other telecommunication services substantially the same as or reasonably similar to the Primary Services being licensed to Licensee hereunder.

     "STRATEGIC MARKET CHANGE" shall have the meaning set forth in Section III.H.4. of this License Agreement.

     "SURVEY COMPANY" shall have the meaning set forth in Section III.C. of this License Agreement.



CELLULAR ONE GROUP
LICENSE AGREEMENT                      7                                12/2/99

     "TERM" shall have the meaning set forth in Section II.B. of this License Agreement.

     "TERMINATED MARKET(S)" shall have the meaning set forth in the introduction to Section XII of this License Agreement.

     "WEB PAGE" shall mean each individual screen display contained in a Web
Site.

     "WEB SITE" shall mean all Web Pages, Domain Names and URLs associated with a computer that is used on the Internet.

     "WIRELESS COMMUNICATIONS EQUIPMENT" shall have the meaning set forth in
Section IV.I. of this License Agreement.

     The parties therefore agree as follows:

I.   GRANT, LIMITATIONS AND ACKNOWLEDGMENTS

     A.   GRANT

     Subject to the remainder of this License Agreement (including without limitation, Licensor's rights described in Section I.B. and Sections III.E. through III.K. below), Licensor grants to Licensee, upon the terms and conditions of this License Agreement (i) the exclusive right, license and privilege to use the Marks in the Licensed Territory during the Term of this License Agreement to promote the Primary Services, consisting of Cellular Telephone Services on the "A" side, "B" side and/or the other services described on Exhibit C hereto, (ii) the exclusive right, license and privilege to use the Marks during the Term in connection with the promotion and sale of the Additional Services and the Additional Products in the Licensed Territory, and (iii) the right, license and privilege to make Incidental Use (as defined in Section VI.C.) of the Marks

     B.   LIMITATIONS ON GRANT

          1. If the Licensed Territory as described on Exhibit B consists of multiple markets and the Licensee's rights under this License Agreement are terminated with respect to one or more of such markets in accordance with the provisions of this License Agreement, Exhibit B to this License Agreement and specifically the term "Licensed Territory" shall thereafter be deemed to apply only to the remaining market(s) as to which Licensee's rights under this License Agreement continue. In addition, the Licensed Territory may be modified, in accordance with the provisions of Section VI.D., in the event that Licensor determines that Potential Customer Confusion exists.

          2. Notwithstanding Licensee's exclusive right to utilize the Marks to promote the Primary Services, Additional Services and Additional Products in the Licensed Territory, other persons possessing a license to use the Marks may promote the Primary Services, Additional Products and Additional Services provided by such parties outside of the Licensed Territory in media receiving distribution within or accessible by persons located in the Licensed Territory, such as magazines or newspapers, television and radio and World Wide Web pages.


CELLULAR ONE GROUP
LICENSE AGREEMENT                      8                               12/2/99

          3. Subject to the provisions of Sections III.H. and III.I. of this License Agreement, Licensor may terminate Licensee's right to use the Marks to designate or promote certain Core Products, Additional Products and Additional Services.

          4. Licensee's right to use the marks, including any exclusivity relating thereto, shall be subject to the rights of Licensor with respect to the National Programs, as provided in Section III.F below and to the rights of Licensor with respect to the Internet as provided in Section IV.K. below.

          5. In addition to any other limitations, restrictions and requirements imposed on Licensee with respect to the use of the Marks hereunder, Licensee's use of the Marks in connection with the Internet shall be subject to the provisions of Section IV.K. below.

     C.   ACKNOWLEDGMENTS

          1.   Subject to the specific grants to Licensee set forth in this
Section I, Licensee acknowledges that Licensor has and retains the right to use and license the Marks anywhere in the world, within or outside of the Licensed Territory and that Licensee shall have no rights with regard to such use or any benefits therefrom.

          2. Licensor and Licensee agree that effective with the commencement of the Term of this License Agreement, all prior licenses to which Licensee is a party relating to the use of the Marks, or any of them, in the Licensed Territory or any part thereof shall terminate, together with all of Licensee's rights thereunder.

II.  TERM AND RENEWAL

     A.   TERM

          1. The initial term of this License Agreement is five (5) years, beginning on the Effective Date and ending on the day preceding the fifth anniversary thereof Licensee recognizes and agrees that, in addition to any other rights which Licensor may have herein to terminate this License Agreement or the use of the Marks by Licensee, Licensor may modify or terminate this license and any related term as it applies to Additional Products and Additional Services or Core Products in accordance with Articles III and VI hereof.

          2. The period from the Effective Date of this License Agreement until December 31 of that calendar year shall be referred to herein as the "Initial Year".

     B.   RENEWAL

     Licensee may, at its option, renew the license granted by this License Agreement for one (1) additional term (together with the initial term, or only the initial term, if there is no renewal, the "Term") of five (5) years provided that:


CELLULAR ONE GROUP
LICENSE AGREEMENT                      9                               12/2/99

          1. Licensee gives Licensor written notice of its election to renew not less than six (6) months nor more than twelve (12) months before the end of the expiring Term;

          2. Licensee is not in default of any of its obligations under this License Agreement;

          3. Licensee has not during the expiring Term received any notice of default under Section XI.D. which relates to a default which has not been cured;

          4. At the end of the expiring Term, Licensee continues to hold all of the Permits (as defined in Section IV.B.) necessary to provide the Primary Services and those of the Core Products, Additional Services and Additional Products being provided, sold or distributed by it;

          5. No later than ninety (90) days before the end of the expiring Term, Licensee executes Licensor's then current form of license renewal agreement, which agreement will supersede this License Agreement in all respects, provided that such license renewal agreement shall not contain any terms, provisions or conditions which differ materially from the terms, provisions or conditions of this License Agreement, except terms, provisions and conditions (i) which in the good faith judgment of Licensor are not materially adverse to Licensee, (ii) which are appropriate, in the good faith judgment of Licensor, to accommodate any material economic, technological, demographic, or other market changes occurring during the expiring Term, (iii) which Licensor determines in good faith are necessary to protect the Marks, (iv) which Licensor determines in good faith are necessary to prevent Potential Customer Confusion (as defined in Section VI.D.), (v) which relate to charges and fees (including increases) which Licensor believes in good faith are necessary to provide adequate support for the promotion of the Marks consistent with the National Brand Goal during the renewal Term, (vi) which are reasonably necessary in Licensor's determination to attain or maintain the National Brand Goal, (vii) which Licensor adopts pursuant to Sections III.G., III.H. or III.I. hereof, or
(viii) which relate or are enacted pursuant to Section IV.E.;

          6. At the end of the expiring Term, Licensee shall be in compliance with the provisions of Section IV.A.2. If Licensee has been assigned probation status at such time as described in Section IV.A.2., then such probation status shall continue and the required timely improvements shall be a condition of effective renewal;

          7. At the end of the expiring Term, Licensee is offering on a good faith commercial basis the Primary Services and all of the Core Products for which Licensee is authorized to utilize the Marks, in substantially all of the Licensed Territory in accordance with the Quality Standards and is promoting such Primary Services and Core Products utilizing the applicable Marks in accordance with the Graphic Standards Manual; and


CELLULAR ONE GROUP
LICENSE AGREEMENT                     10                               12/2/99

          8. At the end of the expiring Term, Licensee shall have satisfied all monetary obligations owed by Licensee to Licensor, and shall have timely met such obligations throughout the term of this License Agreement.

III. RIGHTS ANT DUTIES OF LICENSOR

     All duties of Licensor under this License Agreement are to Licensee, and no other party is entitled to rely on, enforce or obtain relief for breach of any such obligation, either directly or by subrogation. This License Agreement is not intended to and shall not create any partnership, joint venture or other business relationship, between the parties hereto, other than that of a licensor and licensee, or to vest any rights in any third party or group of third parties. This License Agreement shall not create any rights on behalf of Licensee against any third party, including any other licensee of the Marks. Subject to the foregoing, and to the remainder of this License Agreement, Licensor shall undertake the following duties:

     A.   MARKS USAGE GUIDELINES

          1. Licensor will provide Licensee, from time to time, with a Graphic Standards Manual (the "Graphic Standards Manual") containing written and/or electronic graphic guidelines for the correct reproduction, application and presentation of the Marks and for any variations or versions thereof permitted by Licensor. The Graphic Standards Manual may include, among other things, Mark specimens, samples of advertisements and clip art indicating color, proportion, format, as well as specific requirements and restrictions for World Wide Web domain sites and other Internet applications. The Graphic Standards Manual may also provide for the use of one or more tag lines to be used to differentiate or highlight a particular service or offering or group of services or offerings, such as "PAGING BY CELLULARONE," and require its usage in specific circumstances, including use on signage and promotional materials referenced in
Section IV.F. The Graphic Standards Manual may also provide guidelines for the proper use of tag lines and require such usage thereof within the Licensed Territory, or any part thereof, as may be appropriate to give effect to the provisions of Sections III.B.3., IV.K., VI.C. or VI.D. below.

         2. From time to time, upon not less than one (1) year's notice, Licensor shall be entitled to designate one or more icons to be used with one or more of the Marks and the manner of their usage to signify an association of such icon or icons with such Marks.

     B.   TECHNICAL GUIDELINES, QUALITY STANDARDS

          1. Attached to this License Agreement as Exhibit E are the Quality Standards as of the date hereof, applicable to Primary Services, Core Products, Additional Services and Additional Products, respectively, to be sold or provided, as the case may be, utilizing the Marks as well as certain other requirements relating to the use of the Marks. The Quality Standards include, as a general matter, criteria for minimum acceptable service delivery levels and encompass such matters as geographic coverage requirements, participation in a nationwide call delivery network, standardized dialing patterns and the availability of telephone customer assistance. The Quality Standards also include required features and technical guidelines for minimum acceptable system


CELLULAR ONE GROUP
LICENSE AGREEMENT                     11                               12/2/99
functionality (although specific equipment or system designs will not be required) and may encompass such matters as required functionality for telephones and other devices constituting Additional Products, required compliance by equipment with designated industry standards, compliance by switching equipment with uniform handoff requirements, and similar requirements relating to the delivery of Primary Services and Additional Services or the operation of Additional Products.

          2. From time to time, Licensor, by written notice to Licensee in accordance with Section IV.A., shall have the right to amend the Quality Standards with regard to any Mark to require added features or functionality for Primary Services, to modify the minimum technical or operating standards relating thereto or to require coordination and uniformity in the delivery of Primary Services, Additional Services, Additional Products and Core Products within the Licensed Territory and beyond. Licensor shall not be obligated to consider the particular needs of Licensee or any group of licensees of the Marks in connection with any amendment to the Quality Standards, except that Licensor shall not propose amendments to the Quality Standards applicable to Licensee only.

          3. From time to time, Licensor, by written notice to Licensee in accordance with Section IV.A., shall have the right to amend Exhibit E with regard to any Mark to designate features, technical or operating standards or functionality appropriate under existing economic, market, demographic and technological conditions in similarly situated markets directed to the achievement and maintenance of the National Brand Goal. Although uniformity and consistency will normally be required by Licensor throughout the Licensed Territory and among the various territories or markets in which Licensee and others are licensed to use the Marks, the Licensor may, from time to time, make certain distinctions, based upon demographic, topographic, applicable technology, legal or other considerations, and provide for differing Quality Standards with regard thereto.

          4. From time to time Licensor may, upon at least six (6) months written notice to Licensee, amend Exhibit E to amend the Quality Standards for Additional Products, Additional Services and Core Products, to designate Quality Standards for any new Marks added to Exhibit A hereto or to designate Quality Standards for Additional Products, Additional Services and Core Products for which separate Quality Standards do not exist. In the event that an Additional Product or Additional Service becomes a Core Product, Licensor may further amend Exhibit E to establish Quality Standards for the offering and delivery of the Core Products, as a whole or as a package of Core Products or Primary Services and Core Products.

          5. Exhibit E to this License Agreement, as amended from time to time, is incorporated herein by reference. All references to the Quality Standards shall mean those standards established, as of such time, by Exhibit E.

          6. At Licensee's request, Licensor shall be entitled, but in no event shall be required, to waive compliance by Licensee with one or more of the Quality Standards in one or more of the markets constituting a part of the Licensed Territory, in the event that Licensor believes such a waiver to be consistent with the National Brand Goal. Any waiver by Licensor of a Quality


CELLULAR ONE GROUP
LICENSE AGREEMENT                     12                               12/2/99

Standard must be in writing and may, at Licensor's election, be for a limited period and subject to one or more conditions.

     C.   CUSTOMER SATISFACTION SURVEYS

          Licensor shall have the right, but not the obligation, at its own expense, to commission an independent survey company ("Survey Company") to conduct a customer satisfaction survey of Licensee's customers for purposes of assessing the quality of Licensee's Primary Services, Additional Services, Additional Products or Core Products, or all of them. The frequency and the methodology of any such surveys will be determined by Licensor. An outline of the current survey methodology for Primary Services, which may change from time to time, is attached as Exhibit F. The results of all surveys of Licensee's customers will be shared with Licensee to assist Licensee in improving its business and complying with Licensee's obligations under this License Agreement, including its obligations with regard to the Quality Standards described herein. The results of surveys will be used to evaluate the general level of customer satisfaction and to assist Licensor in determining whether or not Licensee is meeting the Quality Standards. Licensor will instruct the Survey Company to obtain all required survey information directly from the Licensee and not through or in conjunction with Licensor. The Survey Company will be required to execute an appropriate confidentiality agreement for the benefit of Licensee, which shall provide that the Survey Company will not disclose any Confidential Information of Licensee to Licensor, the Partnership Partners or affiliates, or their employees or to any other party (except that the results of the survey for each market and other survey information which is applicable generally to all licensees of the Marks or any of them may be disclosed to Licensor and used by Licensor in connection with its business operations). Licensor may, at its own expense, conduct such other investigations, studies and evaluations as it may consider appropriate, from time to time, to assess the quality of Licensee's services utilizing the Marks.

     D.   LICENSEE ADVISORY COUNCIL

          Licensor has established an elected council of licensees ("Advisory Council"), comprised of licensees other than Partnership Partners from a broad cross-section of markets throughout the United States, to advise and consult with Licensor regarding material matters such as advertising, marketing and Quality Standards relating to the Marks and to act as a liaison organization between Licensor and the licensees of the Marks. The procedures and responsibilities adopted for the operation of the Advisory Council are subject to change, from time to time, as may be appropriate in the judgment of Licensor to provide the most effective organization for performing the contemplated functions of the Advisory Council. The representative of any licensee serving on the Advisory Council shall be an officer of such licensee or other person reasonably acceptable to Licensor. The charter of responsibility of the Advisory Council provides that all members of the Advisory Council will be informed of applicable antitrust laws and shall abide by any decisions of Licensor's antitrust counsel in such regard.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     13                               12/2/99

     E.   NATIONAL AND REGIONAL ADVERTISING

          Licensor has established and maintains the Promotional Fund, as described in Section VIII.C. of this License Agreement. Licensor administers the Fad with the goal of enhancing the image of the Marks and attaining and maintaining the National Brand Goal. Licensor, in connection with the Promotional Fund, or otherwise, shall have the right, from time to time, to promote the Marks in local, regional or national advertising receiving distribution both within and outside of the Licensed Territory and to engage in any other promotional activities, including sponsoring sporting or other public events both within and outside of the Licensed Territory, as Licensor deems appropriate. No consent of Licensee shall be necessary for any such promotional activities.

     F.   NATIONAL/REGIONAL PROGRAMS

          Licensor may, in its discretion, make available a national and/or one or more regional account programs under which, through the voluntary cooperation of its licensees in various markets, client companies with multiple market operations may enter into a single contract arrangement for one or more of the Primary Services or any of the Core Products, Additional Services or Additional Products for their employees located in such markets. Licensor or its designee may administer any such national or regional accounts program(s). In addition, Licensor may, from time to time, utilize the Marks or permit third parties to utilize the Marks (i) to promote, sell or distribute, as part of a coordinated regional or national marketing effort, Additional Products or Additional Services in or by any means of media, such as, but not limited to, direct mail catalogs, World Wide Web pages and radio and television broadcasts receiving wide distribution, both within and outside of the Licensed Territory, (ii) in connection with other coordinated national or regional programs implemented by Licensor as part of the National Brand Goal, such as, by way of example only, the Consumer Service Number Program and the Cellularone.com World Wide Web Site (the foregoing regional and national programs are hereafter collectively referred to as "National Programs"). Notwithstanding the foregoing, in no event shall any National Program have as its primary purpose targeting Licensee or any single market or territory.

     G.   DESIGNATION OF PRIMARY SERVICE

          1. Set forth on Exhibit C hereto are descriptions of the Primary Services applicable to Licensee as of the date of this License Agreement. From and after the date hereof, Licensor and Licensee, by executing an amendment to Exhibit C, shall be entitled to amend the description of the Primary Services and to add or delete services therefrom. Licensor shall be entitled to group the Primary Services into categories (for use, among other things, in defining Quality Standards applicable to particular Primary Services) and, with the consent of Licensee, to add or omit one or more services from the definition of Primary Services with regard to one or more markets constituting part of the Licensed Territory.

          2. Consistent with Section VI.D., to the extent necessary to prevent Potential Customer Confusion, Licensor shall be entitled, with or without the consent of Licensee, to amend Exhibit C hereto to modify the description of Primary Services or to separate Primary Services into


CELLULAR ONE GROUP
LICENSE AGREEMENT                     14                               12/2/99
classes or categories for the purpose of differentiating between the Primary Services (by means of tag lines or otherwise) to be rendered in one or more markets constituting a part of the Licensed Territory; provided, however, that any such amendment of Exhibit C shall only become effective upon at least six
(6) months written notice to Licensee thereof.

     H.   DESIGNATION AND DELETION OF ADDITIONAL PRODUCTS AND SERVICES

          1. Set forth on Exhibit D hereto under the headings "Additional Products" and "Additional Services," respectively, are descriptions of products and services which, upon thirty (30) days written notice to Licensor, Licensee may promote or sell utilizing the Marks which are applicable to the Additional Product or Additional Service in question, as may be designated in Licensor's Graphic Standards Manual, subject, in each case, to the provisions of Section III.F. above with respect to National, which shall be controlling in the event of any conflict. Licensor may review, from time to time, Exhibit D to this License Agreement in light of current demographic, technological, regulatory and other circumstances (including, without limitation, Strategic Market Changes) for the purpose of adding or deleting products and services from the descriptions of Additional Products and Additional Services, modifying the definitions assigned to one or more Additional Products or Additional Services or modifying the Term of this License Agreement or any Licensed Territory with regard thereto. In undertaking such review, the Licensor shall consider Exhibit D in light of the National Brand Goal. Licensor shall not be obligated to consider the needs of any particular licensee or group of licensees in connection with its review of Exhibit D, nor shall it have an obligation, other than as specifically provided for herein, to inform Licensee of the progress of such review. Any such amendment of Exhibit D shall be made pursuant to Sections III.H.2. through III.H.5. below or pursuant to Section VI.D. hereof.

          2. Based upon the review contemplated by Section III.H.1. above, or otherwise as deemed appropriate by Licensor in its sole discretion, Licensor may at any time, or from time to time, during the Term, upon not less than thirty
(30) days written notice to Licensee designate one or more new or additional services or products as Additional Services or Additional Products.

          3. Based upon the review contemplated by Section III.H.1. above, or as otherwise deemed appropriate by Licensor, Licensor may modify or amend Exhibit D hereto, or any description set forth therein, and may delete products or services constituting Additional Products or Additional Services, reduce or extend the Term with respect to one or more Additional Products or Additional Services or modify the Licensed Territory with regard thereto (i) immediately upon written notice to Licensee with respect to any Additional Product or Additional Service not then being offered to the public throughout the Licensed Territory on a good faith, nondiscriminatory commercial basis by Licensee under the specified Marks at the time of such written notice, (ii) upon not less than six (6) months written notice with respect to any Additional Product or Additional Service which is being offered to the public throughout the Licensed Territory on a good faith, nondiscriminatory commercial basis by Licensee under the specified Marks at the time of such written notice, (iii) immediately upon written notice to Licensee to implement, give effect to, or interpret the provisions of, Section III.F above, with respect to any National Program; provided that in the event of modification or amendment pursuant to either (i) or (ii) preceding, Licensor shall have determined that a Strategic Market Change has occurred and that


CELLULAR ONE GROUP
LICENSE AGREEMENT                     15                               12/2/99
such modification or amendment is required to reasonably permit appropriate response thereto. A written explanation of the reason for such modification or amendment shall accompany any written notice referred to in (i), (ii) or (iii) preceding. During such time as Licensee can demonstrate to the satisfaction of Licensor that Licensee is offering and actively promoting the Primary Services, long distance service and local calling service (as further described on Exhibit
D) under the specified Marks to the public (including business, residential and mobile consumers) throughout the Licensed Territory on a good faith, nondiscriminatory commercial basis, Licensor may agree to refrain from licensing others to use the Marks for other Additional Products and Additional Services in the Licensed Territory. Any such agreement shall be subject to those conditions and limitations as Licensor may establish.

          4. For the purposes of this Section III.H., a "Strategic Market Change" shall mean any change in economic, demographic, technological, regulatory or competitive conditions which Licensor reasonably believes requires a material modification in the manner in which the Primary Services, the Core Products, the Additional Products or the Additional Services, or any of them, are marketed or delivered, in order to continue the successful promotion of the Marks to attain or maintain the National Brand Goal. While it is anticipated that a Strategic Market Change will be national in scope, and that Licensor's response thereto will be similarly uniform, Licensor shall be entitled, subject to Section III.B.4., to respond under this Section III.H. to Strategic Market Changes affecting a more limited class or classes of markets.

          5. Notwithstanding Section III.H.3. above, for the ninety (90) day period following delivery of a notice of modification or amendment under Section III.H.3., Licensee may submit a request to Licensor to reinstate or restore an Additional Product or Additional Service on Exhibit D which has been deleted by Licensor pursuant to the provisions of Section III.H.3. or to rescind any other modification of Exhibit D adopted pursuant to Section III.H.3., stating Licensee's reasons therefor. Licensor shall consider Licensee's request for reinstatement in good faith, but shall not be obligated to amend Exhibit D or otherwise comply with any such request of Licensee. Any reinstatement of an Additional Product or Additional Service under this Section IN.H.5. shall be subject to such conditions as Licensor shall believe appropriate under the circumstances, consistent with the attainment and/or maintenance of the National Brand Goal.

     I.   DESIGNATION AND DELETION OF CORE PRODUCTS

          1. From time to time after the date hereof, to the extent that Licensor determines that consumers have come to expect that one or more of the Additional Products and Additional Services described on Exhibit D, as amended from time to time, are commonly offered as apart of any offering of nationwide, dependable, high quality telecommunications services or are otherwise fundamental to the attainment or maintenance of the National Brand Goal, Licensor may, upon six (6) months written notice to Licensee, amend Exhibit D hereto to designate those Additional Products and Additional Services as "Core Products" and may further designate an effective date for such designation. However, nationwide call delivery and nationwide roaming as further described on Exhibit D are existing required Core Products, and need not be further designated as such pursuant to this Section III.H.1.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     16                               12/2/99

          2. From and after the effective date of any designation of an Additional Product or Additional Service as a Core Product, Licensee shall offer such Additional Service or Additional Product under the specified Marks on a good faith commercial basis in substantially all of the Licensed Territory, or shall have adopted and provided to Licensor in writing a good faith plan acceptable to Licensor for doing so promptly. Licensee shall promote using the specified Marks and make all the Core Products available to its customers and to the public generally in the Licensed Territory, in connection with promoting and making the Primary Services available and shall not discriminate in terms of price, availability or promotional efforts in favor of similar products or services designated by other trademarks or service marks. Upon Licensor's request, Licensee shall promptly provide a copy of its plans for offering any Core Products under the specified Marks which it does not then offer.

          3. In the event that Licensee shall fail to comply with its obligations under Section III.I.2 above, or shall fail within six (6) months of the effectiveness of the designation of any Additional Product or Additional Service as a Core Product to offer (or plan to offer pursuant to a plan submitted to and approved by Licensor and promptly thereafter implemented by Licensee) such Core Product under the specified Marks in good faith, on a nondiscriminatory, commercial basis in substantially all of the Licensed Territory, Licensor shall be entitled to immediately amend Exhibit D hereto to delete therefrom the Core Products not being offered by Licensee under the specified Marks on a good faith, nondiscriminatory, commercial basis in substantially all of the Licensed Territory, and shall be entitled to use or license others to use the Marks in connection with such Core Products in the Licensed Territory. With respect to the existing Core Products of nationwide call delivery and nationwide roaming as further described in Exhibit D, Licensor shall also be entitled to terminate this License Agreement pursuant to Section XI.D. if, within six (6) months from the Effective Date, such Core Products are not being offered by Licensee under the specified Marks on a good faith, nondiscriminatory, commercial basis in substantially all of the Licensed Territory.

     J.   OTHER LICENSES, COMPENSATION TO LICENSOR

          Licensor has licensed and shall be entitled to continue to license the Marks, or any of them, to third parties for use in connection with products or services other than Primary Services, Core Products, Additional Products, or Additional Services and in conjunction with a National Program. (For example, Licensor has licensed one of the Marks to a third party marketer of children's toys and certain web merchants who sell various products to customers on a national basis). As part of such licensing arrangements, Licensor has received, and may, from time to time hereafter continue to receive, fees or other consideration from third parties who provide such goods and services pursuant to such license arrangements. Licensee shall have no claim or right with regard to any such fee or consideration or the arrangements giving rise thereto.

     K.   RESELLER ARRANGEMENTS, ALTERNATE WIRELESS ARRANGEMENTS

          Licensor has determined that to attain and maintain the National Brand Goal Licensor may be required to license resellers and/or providers of Alternate Wireless Services to use one or more of the Marks. In such event, it is anticipated that certain terms and conditions contained herein may


CELLULAR ONE GROUP
LICENSE AGREEMENT                     17                               12/2/99
need to be modified and that certain additional terms and conditions may need to be added hereto to accommodate the differences between the types of services. Accordingly, in the event this License Agreement is being executed and delivered by a licensee who is being licensed to resell Cellular Telephone Services or by an Alternate Wireless Service provider, the parties hereto shall complete and attach hereto an appropriate Exhibit G to reflect such modified or additional terms and conditions and such Exhibit G shall thereafter be deemed to be incorporated herein and made a part hereof for all purposes.

IV.  DUTIES OF LICENSEE

     All duties of Licensee under this License Agreement are to Licensor, and no other party is entitled to rely on, enforce or obtain relief for breach of any such obligation, either directly or by subrogation. Licensee understands and acknowledges that the high quality operation of its business under the Marks is important to Licensee, Licensor and other licensees of the Marks in order to maintain high operating standards and to protect the reputation of, and goodwill associated with, the Marks. Toward that end, Licensee acknowledges and accepts the following duties:

     A.   QUALITY OF SERVICE

          1. Licensee agrees to provide high quality Primary Services and Core Products and, to the extent provided, high quality Additional Services and Additional Products, to its customers by, among other things, complying with this License Agreement and the applicable Quality Standards. Upon six (6) months written notice of the modification of or addition to the Quality Standards, Licensee shall cause its Primary Services, Core Products, Additional Services or Additional Products to comply therewith; provided, however, that Licensee shall be entitled to adopt a plan reasonably acceptable to Licensor to discontinue the offering of any Additional Services or Additional Products in lieu of complying with the Quality Standards relating thereto, provided such Additional Products or Additional Services do not constitute Core Products.

          2. Licensee shall attain and maintain a minimum customer satisfaction rating of at least 85% (or such increased level as may be required pursuant to the provisions of this Section IV.A.) with regard to each market in the Licensed Territory with regard to Licensee's Primary Services and Core Products. Licensor reserves the right to increase the minimum acceptable customer satisfaction rating to a percentage greater than 85% if Licensor, in its reasonable discretion, determines that such higher percentage is appropriate given the technical state of the industry delivering Primary Services, Core Products, Additional Products and/or Additional Services at such time; provided, however, that the Advisory Council must approve any such increase in the minimum acceptable customer satisfaction rating, and such increase shall not be effective until the beginning of the next calendar year following the Advisory Council's approval. In the event that a customer satisfaction survey conducted by Licensor pursuant to Section III.C. of this License Agreement results in a customer satisfaction rating below 85% (or below any higher percentage established by Licensor as described above), but more than 70%, in any market or markets in the Licensee's Licensed Territory, then Licensee will be assigned probation status under Section XI.E. of this License Agreement and surveys may be commissioned in the market(s) in the Licensed Territory which did not achieve a rating of at least 85% (or any higher percentage established by Licensor), from time to time thereafter as Licensor deems appropriate until Licensee has achieved a minimum customer satisfaction rating of at least 85% (or any


CELLULAR ONE GROUP
LICENSE AGREEMENT                     18                               12/2/99
higher percentage established by Licensor as described above) for such market(s) and the probation status is removed, or until this License Agreement is terminated, as herein provided, whichever shall first occur. Any market or markets in the Licensed Territory which do not attain a customer satisfaction rating of more than 70%, regardless of the terms of any probation, shall be subject to termination as provided in Section XI.C.2. below. Licensee agrees to pay the reasonable direct costs of conducting such additional customer satisfaction survey(s).

          3. During the Term, Licensee shall provide the Primary Services and Core Products throughout the Licensed Territory, and shall maintain, or cause others to maintain on its behalf, a sufficient number of customer service locations and other facilities, including retail storefronts or similar facilities, to permit customers and potential customers convenient access to Primary Services, Core Products, Additional Products and Additional Services, consistent with existing competitive conditions and in accordance with the Quality Standards.

     B.   LEGAL COMPLIANCE

          1. Licensee agrees to comply, at its own expense, with all applicable laws, ordinances and regulations of federal, state, county or municipal authorities. Licensee will also obtain and maintain, at its own expense, all permits, approvals, licenses and franchises and shall make all required filings, applications and reports to all government or administrative entities or self-regulatory organizations as shall be necessary, from time to time, to provide those of the Primary Services, the Core Products, the Additional Services or the Additional Products as Licensee may then be providing, and to otherwise engage in business, generally, throughout the Licensed Territory (collectively, the "Permits"). Without limiting the generality of the foregoing, Licensee's obligation under this Section IV.B. shall include the maintaining of Licensee's qualification to do business throughout the Licensed Territory, and the filing of all income and franchise tax returns with respect to Licensee's operations. In the event that any of Licensee's material Permits is scheduled to expire during the Term, including any renewal of such Term, Licensee agrees to comply with all requirements for extension of said Permit prior to such expiration. Licensee shall notify Licensor in writing within five (5) days after receipt of any notice from the FCC or any other governmental authority regarding an actual or threatened termination or revocation of any Permit material to the provision of the Primary Services, Core Products, Additional Products or Additional Services by Licensee within the Licensed Territory, including any license by the FCC to conduct business as a provider of telecommunications services or necessary to construct facilities relating to telecommunications services, and shall within such time provide a copy of any such notice to Licensor. In addition, Licensee shall notify Licensor within five (5) days after becoming aware of the commencement of any action, suit or proceeding, or the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which could have a material adverse effect on the operation or financial condition of Licensee's business as it relates to the Primary Services, the Core Products, the Additional Services or the Additional Products.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     19                               12/2/99

          2. To the extent that Licensee's business is dependent upon one or more agreements with a provider of Primary Services, Core Products, Additional Services or Additional Products for which Licensee acts as a reseller, "Permits" shall include such contractual relationship and the license granted hereunder shall be dependent upon the continuation thereof in good standing.

          3. Licensee represents and warrants that it possesses all Permits necessary to the conduct of its business and to the business of providing the Primary Services, Core Products, Additional Services and Additional Products within the Licensed Territory, including, if applicable, any Permits necessary to permit it to act as a reseller of services provided by others.

     C.   BUSINESS PRACTICES

          Licensee shall maintain a competent, conscientious, trained staff Neither Licensor nor Licensee shall engage in any trade practice or other activity which is harmful to the goodwill or reflects unfavorably on the Marks or on the reputation of Licensee, Licensor, Licensee's business or other licensees of Licensor, or which constitutes deceptive or unfair competition, consumer fraud or misrepresentation.

     D.   INFORMATION TO LICENSOR

          1. Upon Licensor's request, subject to the confidentiality requirements described in Section III.C., Licensee must, in connection with any customer satisfaction survey Licensor elects to conduct in accordance with
Section III.C., promptly furnish to the Survey Company designated by Licensor a complete and accurate customer list of all of its subscribers and customers for its Primary Services, Core Products, Additional Products and Additional Services, as a whole or separately, in a format reasonably prescribed by Licensor, including computerized magnetic media, together with such reasonable information which the Survey Company shall require in connection with the performance of its duties. Licensee hereby gives the Survey Company permission to contact any and all of its subscribers and customers in conducting a customer survey to ascertain the quality level of Licensee's services and products and obtain related market research data in accordance with the methodology set forth in Exhibit F or as Licensor may reasonably deem appropriate. Licensee shall promptly provide Licensor with additional information reasonably requested by Licensor regarding matters such as Licensee's legal status (for example, any Change in Control), affiliated companies, dealers, agents, retailers, Primary Services, Core Products, Additional Products and Additional Services being provided or sold utilizing the Marks, Licensee's use of the Marks, including Incidental Use and Potential Customer Confusion, and other matters which Licensor may reasonably determine are relevant to Licensee's performance under this License Agreement.

          2. At Licensor's request, Licensee shall promptly provide Licensor with a copy of each Permit necessary or related to its business of providing Primary Services, Core Products, Additional Services or Additional Products using the Marks (with the financial details thereof deleted or redacted if Licensee so chooses), together with any amendments, termination or other notices relating thereto.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     20                               12/2/99

          3. At Licensor's request, Licensee shall promptly provide Licensor with a copy of Licensee's most recent financial statements for the most recently completed fiscal year and any subsequent interim periods, including reports of auditors, if any, and supporting schedules, relating to Licensee's business of providing Primary Services, Core Products, Additional Services or Additional Products using the Marks.

     E.   VOTING BY LICENSEES

          Licensor shall be entitled, from time to time, during the Term, or at any time with regard to a Term to commence in the future, to submit a proposed amendment to this License Agreement and any Exhibits hereto, to all of its licensees which have executed Revised Licenses, with a request that such licensees indicate their approval or disapproval thereof by written ballot. Unless licensees which have executed Revised Licenses with Licensor and which are obligated to pay in excess of 50% of the aggregate of all Annual License Fees payable by all similarly situated licensees shall vote against such amendment, this License Agreement, and the applicable Exhibits hereto, shall be amended as proposed by Licensor in the material submitted to the licensees. Notwithstanding the foregoing, without the express written consent of Licensee, no amendment to this License Agreement approved under this Section IV.E. shall, with regard to time periods or events taking place prior to the adoption thereof, increase Licensee's obligations to pay any amounts to Licensor or otherwise undertake any obligations to Licensor or any other party. In addition, no amendment to this License Agreement approved solely pursuant to this Section IV.E. shall (i) modify the Licensed Territory, (ii) prohibit or prevent Licensee from providing the Primary Services under the Marks in the Licensed Territory, or (iii) permit Licensor to license others to use the Marks for providing alternate Wireless Services or Cellular Telephone Services in the Licensed Territory. Any notice provided by Licensor hereunder requiring an approval or disapproval of an amendment to this License Agreement or any Exhibits hereto shall be delivered to Licensee in accordance with the notice provisions of this License Agreement not less than ninety (90) days prior to the proposed effectiveness thereof Licensor shall be entitled to set forth in any notice proposing an amendment to this License Agreement or any Exhibits hereto an effective date more than ninety (90) days following the delivery of notice with regard thereto. Licensees which fail to respond to a request by Licensor to approve or disapprove of an amendment to this License Agreement or any Exhibits hereto within sixty (60) days after delivery of the proposed amendment shall be deemed to have consented to such amendment. This Section IV.E. shall not modify or limit any of Licensor's other rights provided for in this License Agreement, including but not limited to Licensor's rights to amend Exhibits to this Agreement under Sections III. or IV., to the extent permitted therein, or to modify or impose the fees or other charges under Sections V. or VIII. hereof, to the extent such modification or imposition is permitted therein. Only Licensor shall have the right to propose an amendment to this License Agreement or any Exhibits under this Section IV.E.

     F.   SIGNAGE, PROMOTION

          1. For each market in the Licensed Territory, Licensee shall, at its own expense, cause the CELLULARONE Mark to be used or incorporated with such reasonable


CELLULAR ONE GROUP
LICENSE AGREEMENT                     21                               12/2/99
prominence in such advertising and other business references to Licensee as may be appropriate to create a clear impression, among the general public, that Licensee is affiliated with the CELLULARONE program. Without limiting Licensee's obligation to comply with the foregoing, Licensee shall, for each market in the Licensed Territory, associate Licensee and the CELLULARONE name in the Telephone "yellow pages" and "white pages" directory listings, and at least cause the CELLULARONE Mark to be used or incorporated on or in each of the following, insofar as they relate to Licensee's business utilizing the Marks:

               (i) Licensee's customer billing statements and the accompanying envelopes;

               (ii) Licensee's advertising media, including without limitation, print advertising, brochures, marketing materials, point-of-sale materials, billboards and broadcast media such as radio and television advertising, on line advertising, home pages on the World Wide Web and other computer accessible information, subject to the provisions of Section IV.K. below;

              (iii) The greetings, introductions or opening messages of Licensee's telephone operators, voice mail, telephone answering machines and other call answering services, in response to customer and prospective customer inquiries;

               (iv) Licensee's stationery, business cards, notices and other mailouts, and, to the extent practicable, any press or other media coverage afforded Licensee; and

               (v) Signs or displays on the exterior and interior of each of Licensee's facilities which interface with customers or prospective customers in the Licensed Territory.

          2. To the extent required by this License Agreement, pursuant to Sections I.A.2., III.A., VI.B., VI.D., or otherwise, Licensee shall, at its own expense, modify its usage of the Marks and adopt tag lines, icons or similar marks or variations, and modify the signage and other items described in Section IV.F.1. above as may be appropriate, within one (1) year or such shorter period as Licensor may reasonably require or as may be otherwise provided in this License Agreement.

          3. Licensee shall use the CELLULARONE Mark (or any mark substituted therefor by Licensor) as the principal service mark or trademark, as appropriate, designating Primary Services and Core Products sold or distributed by it within the Licensed Territory and shall otherwise use the applicable Marks in connection with Additional Products and Additional Services in the Licensed Territory to the extent commercially reasonable and as required by this License Agreement. Use of the Marks shall be strictly in accordance with the Graphic Standards Manual and the Quality Standards as in effect from time to time. Licensee shall only use those Marks as are specified by Licensor in connection with each of the Additional Products and Additional Services.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     22                               12/2/99

     G.   DEALERS, AGENTS AND RETAILERS

          In the event that, pursuant to this License Agreement, Licensee permits its authorized dealers, agents or retailers to use the Marks in the Licensed Territory, such dealers, agents and retailers shall be subject to the obligations set forth in this License Agreement and those imposed upon such parties by Licensee; provided, however, that unless required by Licensee, such dealers, agents and retailers need not necessarily comply with the specific obligations of Sections IV.F.1.(i), IV.F.1.(iii) and IV.F.1.(iv) hereof in connection with each dealers', agents' or retailers' use or incorporation of the Marks on or in the items therein listed.

     H.   ADDITIONAL PRODUCTS AND SERVICE

          1. Set forth on Exhibit D hereto under the headings "Additional Products" and "Additional Services," respectively, are certain products and services relating to the Primary Services with regard to which, upon notice to Licensor, subject to the provisions of this License Agreement, Licensee may promote or sell utilizing the Marks as therein specified.

          2. In the event that Licensee shall elect to use the Marks within all or any part of the Licensed Territory in connection with one or more of the specified Additional Products or Additional Services, Licensee shall provide Licensor not less than thirty (30) days written notice of such intended use, together with a description of Licensee's business and promotional plans with regard thereto and the portion of the Licensed Territory to which such use will relate.

     I.   USE OF THE CELLULARONE TRADEMARK AND OTHER TRADEMARKS

          In order to protect and enhance the CELLULARONE Mark and the other Marks licensed to Licensee hereunder and the goodwill pertaining thereto, Licensee shall, consistent with Exhibit D, use the CELLULARONE Mark and any such other Marks only on or in connection with first class, high quality telecommunications equipment and related devices further described as an Additional Product on Exhibit D hereto (collectively, the "Wireless Communications Equipment"). Any such Wireless Communications Equipment shall be sold or distributed only in accordance with all applicable federal, state and local laws, including, without limitation, all applicable FCC directives and other industry standards issued from time to time by the CTIA, the Electronics Industries Association and comparable industry groups, and which, if available for the type of Wireless Communications Equipment in question, has earned a certification seal issued by the CTIA. Licensee shall, upon execution of this Agreement, and from time to time thereafter upon request by Licensor, promptly furnish to Licensor, at no charge, a listing of all of the various types of Wireless Communications Equipment sold or otherwise distributed by Licensee, and upon which or in connection with which the CELLULARONE Mark or other Marks are used. The nature and quality of such Wireless Communications Equipment shall be subject to review by Licensor to insure compliance with this Agreement.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     23                               12/2/99

     J.   CONSUMER SERVICE NUMBER

          Licensee shall have the obligation to use and promote and a nonexclusive right to make use of any toll free national consumer service number that may be designated by Licensor (the "Consumer Service Number") as a toll free service to Licensee's customers and prospective customers in the Licensed Territory and in connection therewith to use the Mark or Marks associated therewith, and in accordance with the following terms and conditions:

          1. (a) Subject to the provisions of Section 4.J.1.(e) below, Licensor may, from time to time, establish and maintain a national consumer service telephone number, operated twenty-four hours a day, seven days a week. Currently the number established by Licensor is 1-800-CELL ONE (1-800-235-5663). Licensee shall participate in an arrangement with the long distance carrier (the "Long Distance Carrier") which provides for a network-based routing system to cause such calls to the Consumer Service Number from customers and prospective customers of Licensee in the Licensed Territory (including customers of Licensee roaming from the Licensed Territory) to be automatically (i) routed to Licensee, or to a designated center as further described below or (ii) provided with a prerecorded intercept announcement or (iii) routed as may be required pursuant to Section IV.J.3. below or any agreement entered into by Licensee pursuant thereto. It is anticipated that Licensee will provide customers and prospective customers calling the Consumer Service Number with assistance, information and/or promotional literature in response to inquiries concerning such matters as activation, suspension or disconnection of service, service plans, promotions, billing, pricing, roaming, dialing instructions, access numbers, feature codes, the locations, hours of operation and telephone numbers of offices, authorized repair facilities and sources for batteries, parts and accessories, and such other matters as may be set forth in the Quality Standards as amended from time to time.

               (b) Licensor may include in the Quality Standards as amended from time to time requirements and suggestions for the operation of the Consumer Service Number program, including the services which Licensee must have the capability of offering during various times to callers to the Consumer Service Number which are routed to the Licensee by the Long Distance Carrier, and other materials as Licensor deems appropriate. Licensor may also, in its discretion, expand or introduce new features to the Consumer Service Number program and may afford Licensee the opportunity to participate therein by executing an addendum to this Agreement or other suitable document.

               (c) From time to time, at its sole election, Licensor may select and designate a substitute telephone number to serve as the Consumer Service Number and Licensee shall take such steps as shall be necessary to utilize such substituted number in place of the prior telephone number serving as the Consumer Service Number and shall cease any use of such prior number in accordance with any schedule reasonably promulgated by Licensor with regard thereto.

               (d) In addition to the Consumer Service Number program, Licensor may establish similar programs for other forms of wireless telephony (the "Other 800 Programs"). To the extent that the Primary Services or Core Products include such forms of wireless telephony, Licensee shall participate in the Other 800 Programs designed therefor.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     24                               12/2/99

               (e) Licensor shall have the right, in its discretion, at any time or from time to time, upon one hundred twenty (120) days' written notice to Licensee, to suspend, or temporarily or permanently eliminate any or all Consumer Service Numbers and the use thereof by Licensee.

          2. Licensee shall establish and maintain adequate staffing and telephone capacity in relation to the subscriber base and call volume of the Licensed Territory, in order to promptly and adequately receive and respond to calls routed to Licensee through the Consumer Service Number; provided however, that Licensee may establish a centralized location with such capabilities to serve multiple markets for which Licensee has entered into a License Agreement with Licensor, if applicable. Licensee agrees that it will not impose any airtime charges or other charges upon the caller for calls made to the Consumer Service Number, whether such calls are made by customers, prospective customers, roamers or otherwise. Licensee shall cause its billing department or, if applicable, use its best efforts to cause each of its billing companies or providers of Primary Services, to nonrate calls to the Consumer Service Number made from the Licensed Territory, and to delete any per diem roaming fees if calls from the Licensed Territory to the Consumer Service Number are the only roamer calls made during the twenty-four hour daily billing period. Licensee shall offer credit card roaming capability for its customers, with respect to the Licensed Territory, for the purpose of allowing call processing for customers with validation problems when the serving switch in the home market is not accessible.

          3. Within thirty (30) days of the Effective Date of this License Agreement, Licensee shall be providing service to customers and prospective customers in accordance with the Quality Standards twenty four (24) hours a day, three hundred sixty-five days a year. Licensee may phase in such customer service operations over a period not to exceed six (6) months following the Effective Date hereof, but within (30) days after the Effective Date of this Agreement, Licensee shall, at a minimum, promptly accept and fully respond to all calls routed to Licensee through the Consumer Service Number from 8:00 a.m. to 6:00 p.m., local time, Monday through Friday, excluding national holidays. During such times, the calls routed to the Licensed Territory by the Long Distance Carrier must be handled by Licensee's own or contracted service personnel (other than answering services) unless other arrangements satisfactory to Licensor are made, and the various types of callers (customers, roamers, prospects, etc.) must be provided with service respecting at least those categories as set forth in the Quality Standards. Outside of such times, (i) Licensee has the option of handling the calls with its own or contracted service personnel (other than answering services), arranging for other licensees in good standing of the Marks to handle the calls, arranging for third parties acceptable to Licensor to handle the calls, or arranging for the calls to be answered by an automated voice response system, with live operator backup preferred (although a response system with the capability for the caller to leave a recorded message will be acceptable); and (ii) not later than six (6) complete calendar months following the Effective Date of this License Agreement, such callers must be provided with service respecting at least those categories as set forth in the Quality Standards for such times.

          4. Licensee shall at its own expense include the Consumer Service Number in Licensee's telephone directory listings for the Licensed Territory, including "White Pages" and


CELLULAR ONE GROUP
LICENSE AGREEMENT                     25                               12/2/99

"Yellow Pages" listings (under "Cellular Telephones", "Mobile Telephones," "Radiotelephones" or other category denoting telecommunications services and equipment, as appropriate), and in Licensee's promotional and marketing materials. Licensee agrees to actively promote the Consumer Service Number in the Licensed Territory, but may also utilize its own toll free numbers or other numbers in the Licensed Territory.

          5. Licensor shall in no event be liable by reason of any act or omission of Licensee or any third party licensee in the conduct of its business or for any claim or judgment arising therefrom or for any claim or judgment by third parties (including without limitation, the Long Distance Carrier, Licensee's customers, prospective customers, dealers, retailers, agents, resellers, or the like) arising from or relating to the establishment and the operation of the Consumer Service Number, and Licensee shall indemnify and hold Licensor, Licensor's employees, the Partnership Partners and theft affiliates, and their respective officers, directors, employees and stockholders, harmless from and against any and all claims and judgments, as well as the costs, including attorneys fees, of defending against them. Licensee acknowledges that Licensor shall not be responsible for any direct, consequential or incidental damages of any kind resulting from or relating to the Consumer Service Number, the related program or the operation thereof, or the acts or omissions of the Long Distance Carrier, including without limitation, damages relating to possible loss of customers or prospective customers by Licensee or its dealers, retailers, agents, resellers, or the like.

          6. Licensee agrees to promptly provide the Long Distance Carrier with such complete current and reserve cellular NPA/NXX listings and other information and data as may be reasonably requested by the Long Distance Carrier to permit the Long Distance Carrier to provide an efficient and effective routing of calls and delivery of intercept announcements to Licensee and to assure that calls which should be routed to other licensees of the Consumer Service Number are not being affected by Licensee's arrangements with the Long Distance Carrier. All payments and other similar arrangements which may be necessary to permit the Long Distance Carrier to route calls or provide intercept services and prerecorded announcements to callers shall also be the responsibility of Licensee, and Licensor shall have no obligation or liability whatsoever with respect thereto. To the extent that Licensor shall make any such payments on behalf of Licensee as a convenience or to facilitate the Consumer Service Number program, Licensee shall promptly reimburse Licensor. Licensee agrees to promptly provide directly to Licensor and/or to cause the Long Distance Carrier to promptly provide to Licensor such information as Licensor may from time to time reasonably request in order to permit Licensor to protect the Marks and/or to ascertain Licensee's compliance with Licensee's obligations under this Agreement.

          7. In the event Licensee's agreement with the Long Distance Carrier expires or is terminated for any reason with respect to any market in the Licensed Territory, Licensee's rights with respect to the Consumer Service Number and all related Marks shall automatically terminate with respect to such market. In the event Licensor decides to discontinue the Consumer Service Number or the related program, Licensor may terminate Licensee's rights with respect to the Consumer Service Number and all related Marks upon ninety (90) days prior written notice to Licensee.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     26                               12/2/99

          8. The parties agree that Licensor is not offering herein to resell 800 service or other telecommunications services. Licensee shall have no right to resell 800 service using the Consumer Service Number to any other person or entity. If Licensee chooses to permit its authorized dealers, retailers or agents in the Licensed Territory to use the Consumer Service Number and all related Marks, Licensee acknowledges, for itself and on behalf of its dealers, retailers and agents, that the applicable calls by callers to the Consumer Service Number will be routed by the Long Distance Carrier to Licensee, and not to any such dealers, retailers and agents of Licensee, and that the calls will be toll free and free of roaming and airtime charges upon the callers as set forth above.

          9. Licensee acknowledges and agrees that it shall have no ownership interest in the Consumer Service Number, any telephone number, Mark or acronym serving as or associated with a current or previous Consumer Service Number or any agreements relating thereto, notwithstanding any actual or implied agreements between Licensee and the Long Distance Carrier, any tariffs or permits applicable or related to the Consumer Service Number or any contract or course of dealing relating thereto. Without modifying the foregoing, Licensee hereby grants Licensor an irrevocable power of attorney, which shall be coupled with an interest, to act in Licensee's place and stead and to execute and deliver any agreements, instruments, certificates, pleadings or the like reasonably necessary to disclaim any interest by Licensee in the Consumer Service Number, any telephone number, Mark or acronym serving as or associated with a current or previous Consumer Service Number or any agreements relating thereto, and to vest in Licensor full title thereto. In addition, Licensee shall, from time to time, at the request of Licensor or the Long Distance Carrier, promptly execute and deliver such further agreements, instruments, certificates, pleadings and the like as Licensor shall reasonably deem necessary to give effect to this Section IV.J.9.

     K.   INTERNET AND DOMAIN NAME PROVISIONS

     Licensor is currently implementing certain programs and features on the Internet and registering Domain Names as part of the National Brand Goal. Licensor expects that the increasing importance of the Internet as a commercial medium, and the increasing importance of Domain Names as source identifiers, increases the likelihood that Licensor will elect to expand its Internet program and Domain Names program over time. Because of the ubiquitous nature of the Internet and electronic commerce, Licensor believes that the use of the Marks and derivatives or variations thereof by its licensees on or in connection with the Internet, Web Pages or Domain Names must be subject to central ownership by Licensor and to strict restrictions and limitations on use to avoid consumer confusion and to permit Licensor to implement the Internet and Domain Name programs that are currently being developed by Licensor as well as future Internet and Domain Name programs which Licensor may implement to attain and maintain the National Brand Goal. Accordingly, the following provisions of this Section IV.K. shall be applicable to Licensee and Licensee's use of the Internet in conjunction with this License Agreement and the Marks.

          1. Licensee will not directly or indirectly use and/or apply for or register as a trademark, service mark, or copyright, or as a Domain Name, Web Page, or metatag or submit to any Internet search engine, any of the Marks or derivations or variations of the Marks, or anything


CELLULAR ONE GROUP
LICENSE AGREEMENT                     27                                12/2/99
similar to the Marks, or anything similar to any other trademarks, service marks, copyrights or Domain Names owned by Licensor, without the separate prior written permission of the Licensor. To the extent Licensee currently or in the future uses and/or owns or applies for or registers as a trademark, service mark or copyright, or as a Domain Name, Web Page, or metatag, or submits to any Internet search engine, any of the Marks or derivations or variations of the Marks, or anything similar to the Marks, or anything similar to any other trademarks, service marks, copyrights or Domain Names owned by Licensor, Licensee agrees to refrain from using the same until receipt of separate written permission from the Licensor, agrees that by virtue of execution of this License Agreement, Licensee automatically assigns, conveys and transfers to Licensor all rights, title and interests, in and to the same that Licensee has or ever will have, including all goodwill associated therewith, and by virtue of execution of this License Agreement, Licensee further agrees to execute all documents and to take all actions requested by Licensor to effectuate and/or evidence such assignments, conveyances and transfers.

          2. Any separate use or registration that Licensor permits of the Marks or derivations or variations of the Marks by Licensee in any Domain Name, Web Page, metatag or with any Internet search engine, shall be in accordance with the provisions of the Graphic Standards Manual and the Quality Standards as modified from time to time. Such provisions may involve the use by Licensee of market, corporate, and/or other identifiers in conjunction with the Marks as may be determined appropriate by Licensor to provide differentiation among the users of the Marks, and Licensee agrees to use the same as directed by Licensor. To the extent Licensee has or will establish its own presence on the Internet, Licensee agrees to (i) provide a transport page or link to Licensor's national Web Site as may be approved by Licensor, (ii) use a URL or Domain Name as may be approved by Licensor, (iii) present a public image that reflects favorably upon the Marks, and to at all times comply with the Graphic Standards Manual and Quality Standards as from time to time in effect, including, without limitation, the standards and provisions that are or may be included therein with respect to Licensor's Web Page and/or Web Site.

          3. Licensee agrees that Licensor shall have no obligation or liability to Licensee or any user of any Web Site of Licensee, whether or not linked to any Web Site of Licensor. Licensee further acknowledges and agrees that Licensor does not operate or control the Internet in any way, or any merchandise, information or services offered or made available or accessible on the Internet. Licensee assumes total responsibility and risk for its use and any user's use of any Web site of Licensee, any services provided or contemplated by and any arrangement between Licensee and any user of any Web Sites of Licensee. ANY PRODUCTS, SERVICES, INFORMATION OR BENEFITS BEING PROVIDED BY LICENSOR, DIRECTLY OR INDIRECTLY TO LICENSEE HERE UNDER ARE PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY FOR INFORMATION; SERVICES, OR PRODUCTS PROVIDED THROUGH OR IN CONNECTION WITH ANY PROGRAM CONDUCTED OR TO BE CONDUCTED BY AND BETWEEN LICENSOR AND LICENSEE PURSUANT TO THIS LICENSE AGREEMENT, ANY CONTENT 0% OR TRANSMITTED THROUGH ANY WEB SITE OF LICENSOR, OR ANY RESULTS OBTAINED THROUGH THE USE OF THE INTERNET, ANY AND ALL WARRANTIES CONCERNING THE AVAILABILITY, ACCURACY, OR CONTENT OF SUCH INFORMATION, PRODUCTS OR SERVICES, AND


CELLULAR ONE GROUP
LICENSE AGREEMENT                     28                                12/2/99

ANY AND ALL WARRANTIES OF TITLE OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. This disclaimer of liability applies to any damage or injury caused by any reason, including but not limited to, failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, computer virus, communication line failure, theft or destruction, or unauthorized access to, alteration of, or use of records, whether for breach of contract, tortious behavior, negligence, product liability or under any other cause of action. Neither Licensor nor any of its affiliates shall be liable for the defamatory, libelous, offensive, or illegal conduct of Licensee, or any user of any Web Site.

          4. Licensee acknowledges and agrees that Licensor is merely providing the Marks for use by Licensee in connection with the Internet and otherwise pursuant to this License Agreement. Accordingly, Licensor should not be deemed to have evaluated nor investigated any user to determine the merit of any matters subject to any Internet use, all of which matters shall be the sole responsibility of Licensee. Licensor does not represent that any information transmitted by or through any Web Site of Licensor will be accurate or not misleading.

          5. Licensee and any user by or through it must evaluate, and bear the risk associated with the accuracy, completeness, or usefulness of any content contained on or transmitted through any Web Site of Licensor. Licensee acknowledges and agrees that any link from Licensee's Web Site to Licensor's Web Site may permit access to content which is protected by copyrights, trademarks, patents, privacy, publicity, and other proprietary rights, and that such intellectual property rights are valid and protected in all media existing now or later developed and, except as explicitly provided otherwise, use thereof by Licensee shall be governed by applicable copyright and other intellectual property laws. Licensee shall keep in confidence all confidential information of another party made available to or coming into the possession of Licensee through or in connection with the Internet arrangements existing from time to time between Licensor and Licensee.

          6. Licensee hereby agrees to defend, indemnify and hold Licensor and its affiliates, and their respective officers, directors and agents harmless from and against any claims, actions, causes of action, losses, damages and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or in any way relating to any information provided by or through Licensee or in connection with any link to or from any Web Site of Licensor to any Web Site of Licensee, including, without limitation, any claims, actions, causes of action, losses, damages or expenses resulting from or with respect to any user of any Web Site of Licensee or any link to or from any Web Site of Licensor, or any agent, dealer or retailer of Licensee.

          7. Licensee acknowledges and agrees that the Internet is inherently unreliable and that the use thereof by Licensee may result in the dissemination of inaccurate information, or delays, or inadvertent disclosure of, or access to, information. Licensee further acknowledges and agrees that Licensor has no control over the Internet and that the continuation of the Internet in its present form or any other form is uncertain. Accordingly, Licensor shall not be held responsible or liable, directly or indirectly, for any loss or damage caused by or alleged to have been caused by any use of the Internet, the provision of any services, or any reliance on any content on or transmitted through any Web Site of Licensor, or any inability to access or utilize the Internet.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     29                                12/2/99

V.   FEES AND REPORTING

     A.   APPLICATION FEE

          Upon the execution of this License Agreement by Licensee, Licensee shall pay to Licensor a nonrefundable application fee (the "Application Fee") of five hundred dollars ($500.00) per market in the Licensed Territory; provided, however, that no Application Fee with respect to a particular market shall be payable in the event that this License Agreement is being executed as a renewal, extension or modification of an outstanding CELLULARONE License Agreement between Licensee and Licensor covering such market in the Licensed Territory or in the event of a market transfer or Change of Control (the latter events being subject, however, to the transfer fee described in Section V.G. hereof).

     B.   ANNUAL LICENSE FEE

          Licensee agrees to pay to Licensor an annual license fee (the "Annual License Fee"), based on the total population of each of the markets in the Licensed Territory as determined by the most recent population estimates produced by an independent company selected in good faith by Licensor, with a minimum annual license fee of Two Thousand Five Hundred Dollars ($2,500.00) per market in the Licensed Territory for each year during the term (the "Minimum License Fee"). If the Effective Date of this License Agreement is on or before December 31, 1999, the Annual License Fee for the Initial Year shall be equal to the greater of (w) the Minimum License Fee, or
(x) two and two one-hundredths of one cent ($0.0202) per person in the Licensed Territory. If the Effective Date of this License Agreement is after December 31, 1999, and for each Full License Year after December 31, 1999, regardless of the Effective Date, the Annual License Fee for the Initial Year or the applicable Full License Year, as the case may be, shall be an amount equal to the greater of (y) the Minimum License Fee, or (z) a monetary amount per person in the License Territory as may be set by Licensor as of each January 1" during the Term hereof, provided that the monetary amount set as of any January 1" shall never exceed two cents ($0.02) plus an amount equal to one-half of one cent ($0.005) for each January V occurring on and after January 1, 2000 (by way of example only, the maximum amount of the Annual License Fee for the Full License Years commencing January 1, 2000, January 1, 2001 and January 1, 2002, would be two and one-half cents ($0.025), three cents ($0.03) and three and one-half cents ($0.035), respectively); provided, further, that with respect to the Initial Year hereof only, the amount of the Annual License Fee applicable to such period shall be the amount of the Annual Licensee Fee, as determined above, multiplied by the Pro Ration Factor. The Annual License Fee shall be due on each January 1 and payable on or before January 31 of each year during the Term, for the full calendar year, except that the Annual License Fee for the Initial year shall be paid upon execution of this License Agreement by Licensee. The Annual License Fee will not be prorated or refunded in whole or in part under any other circumstances; provided, however, that upon the normal expiration of this License Agreement at the end of the Term (but in no other event, including without limitation, upon the voluntary or involuntary termination of this License Agreement for any reason), Licensor agrees to refund a prorated portion of the Annual License Fee reflecting that


CELLULAR ONE GROUP
LICENSE AGREEMENT                     30                                12/2/99
portion of that calendar year remaining after the date of expiration, less any set off for any other fees owing to Licensor.

     C.   ANNUAL ADVERTISING FEE

          1. As described in Section XIII.C. below, Licensor has established a Promotional Fund for the purpose of providing a revenue source to fund advertising and promotional programs as Licensor deems appropriate from time to time. Also as described in such Section XIII.C. below, the amount of funds required by Licensor for such purposes may vary from time to time and the collection of such funds may be suspended or temporarily or permanently eliminated in the sole discretion of Licensor. In the event Licensor determines in its discretion to charge an annual advertising fee (the "Annual Advertising Fee") for any or all years during the Term, Licensee agrees to pay to Licensor's Promotional Fund an Annual Advertising Fee based upon the population estimates described in Section V. B. above in accordance with the remaining provisions of this Section V.C. If the Effective Date of this License Agreement is on or before December 31, 1999, the Annual Advertising Fee for the Initial Year shall be equal to seven and four tenths of one cent ($0.0740) per person in the Licensed Territory. If the Effective Date of this License Agreement is after December 31, 1999, and for each Full License Year after December 31, 1999, the Annual Advertising Fee for the Initial Year or the applicable Full License Year, as the case may be, shall be a monetary amount per person in the Licensed Territory as may be set by Licensor as of each January 1st during the Term hereof, provided that the amount set as of any January 1st shall never exceed the amount calculated in accordance with Section V.C.2. below; provided further, that with respect to the Initial Year hereof only, the amount of the Annual Advertising Fee applicable to such period shall be the amount of the Annual Advertising Fee, as determined above, multiplied by the Pro Ration Factor. The Annual Advertising Fee shall be due on each January 1 and payable on or before each January 31 of each year during the Term, for the full calendar year, except that the Annual Advertising Fee for the Initial Year shall be paid upon execution of this License Agreement by Licensee. The Annual Advertising Fee will not be prorated or refunded in whole or in part under any other circumstances. To the extent that geographic, demographic or social factors (such as a location of a market outside of the continental U.S. or the use in a particular market in the Licensed Territory of a dominant language other than English) limit the effectiveness of Licensor's promotional efforts with respect to such market in the Licensed Territory, Licensor may, but shall not be obligated to, consider an adjustment to the Annual Advertising Fee payable under this Section V.C. or adjusting its promotional activities to improve the effectiveness thereof in such market in the Licensed Territory.

         2. The maximum Annual Advertising Fee which Licensor may, in its sole discretion, impose upon Licensee for any Initial Year or Full License Year commencing on and after January 1, 2000, shall be determined as follows:

          Annual Advertising Fee for the applicable Initial Year or Full License Year commencing on and after January 1, 2000=

                  F        X        MC-2  X Pops
                                    ----
                                    MC-1


CELLULAR ONE GROUP
LICENSE AGREEMENT                     31                                12/2/99
          where:

               (a) "F" shall be $0.074 for the period ending on December 31, 1999. For each Initial Year or Full License Year commencing on and after January 1, 2000, F shall be the amount of the Annual Advertising Fee (determined by the application of the above formula) for the Full License Year preceding the year in which the calculation of the Annual Advertising Fee in question is being made;

               (b) "MC-1" shall mean the actual media buy costs or obligations incurred by Licensor in connection with Licensor's obligations and activities under Section VIII of this License Agreement for the Full License Year preceding the year in which the calculation in question is being made; and

               (c) "MC-2" shall mean the higher of (i) MC-1 or (ii) the media buy liabilities Licensor would incur in the following annual period if it engaged in the activities and purchased the goods and services giving rise to the media buy liabilities constituting MC-1. In making the determination required by the preceding sentence, Licensor shall utilize the "netcosts (J)" reports publication describing Broadcast Network, Cable Network and Syndication CPM and CPP projections published by Ephron, Papazian & Ephron, Inc., or any successor or equivalent index generally utilized by the industry to estimate future costs associated with promotional activities. To the extent that particular advertising expenditures are not reasonably determinable from the use of the above referenced index or indices, Licensor shall make the appropriate determinations with respect to such expenditures in good faith, based upon Licensor's historical experience in administering the Promotional Fund and from such sources that may be reasonably available to Licensor at the time of making any such determinations.

     D.   ANNUAL ADMINISTRATIVE FEE

          Licensor shall be entitled to levy, and Licensee shall pay, a nonrefundable annual administrative fee (the "Annual Administrative Fee"), not to exceed, each calendar year, one-half of one cent ($0.005) per person in the Licensed Territory, based upon the population estimates described in Section V.B. above, in the event that Licensor determines that such a fee is necessary to defray Licensor's administrative costs, including costs associated with professional fees and expenses, incurred in connection with performing Licensor's duties under this License Agreement and otherwise protecting and promoting the Marks and assuring that the Quality Standards continue to be consistent with changing market conditions and technological change. In the event that Licensee provides Primary Services as a reseller for more than one provider of Cellular Telephone Services or any form of Alternate Wireless Service, Licensor shall be entitled to receive an additional Annual Administrative Fee (or such part thereof as Licensor shall deem appropriate) with regard to each such reseller relationship, reflecting the increased costs of conducting customer surveys and otherwise monitoring Licensee's performance under this License Agreement.

CELLULAR ONE GROUP
LICENSE AGREEMENT                     32                                12/2/99

     E.   INTERNET FEE

          As described in Section IV.K. above, Licensor expects that the evolution of the Internet may require Licensor to expend significant resources on the development and maintenance of Web Sites and Internet related programs and activities. Accordingly, Licensor shall be entitled to impose, and Licensee agrees to pay to Licensor, an annual Internet Fee (the "Annual Internet Fee") based upon the population estimates described in Section V.B. above, in accordance with the remaining provisions of this Section V.E. There shall be no Annual Internet Fee payable hereunder for any period prior to January 1, 2001. There shall be an Annual Internet Fee equal to one cent ($0.01) per person in the Licensed Territory for any Initial Year occurring in 2001 and for each Full License Year commencing January 1, 2001. There shall be an Annual Internet Fee for each Initial Year and each Full License Year commencing on or after January 1, 2002, equal to a monetary amount per person in the Licensed Territory as may be set by Licensor as of each January 1st which does not exceed one cent ($0.01) plus an amount equal to one- fourth of one cent ($0.0025) for each January 1st occurring on and after January 1, 2002 (by way of example only, the maximum amount of the Annual Internet Fee for the Full License Years commencing January 1, 2002, January 1, 2003 and January 1, 2004, would be one and one-fourth cents ($0.0125), one and one-half cents ($0.015) and one and three-fourths cents ($0.0175), respectively); provided, further, that with respect to the Initial Year hereof only, the Annual Internet Fee applicable to such period shall be the Annual Internet Fee, as determined above, multiplied by the Pro Ration Factor. The Annual Internet Fee shall be due on each January 1 and payable on or before each January 31 of each year in which an Annual Internet Fee is to be paid pursuant to this Section V.F., for the full calendar year, except, that the Annual Internet Fee for the Initial Year shall be paid upon execution of this License Agreement by Licensee. The Annual Internet Fee will not be prorated or refunded in whole or in part under any other circumstances; provided, however, that upon the normal expiration of this License Agreement at the end of the Term (but in no other event, including without limitation, upon the voluntary or involuntary termination of this License Agreement for any reason), Licensor agrees to refund a prorated portion of the Annual Internet Fee reflecting that portion of that calendar year remaining after the date of expiration, less any set off for any other fees owing to Licensor. In the event Licensee shall request Licensor to provide Web Site services, electronic links to or from Licensee's Web Site to Licensor's Web Site or other Internet related services that are unique to Licensee or custom in nature, as distinguished from the Internet related services being provided generally by Licensor to its licensees, Licensee shall pay Licensor such additional charges or amounts as may be mutually agreed to by Licensor and Licensee in connection with the provision of such services.

     F.   ADDITIONAL FEES

          From time to time following the date hereof, Licensor may propose, pursuant to Section IV.E. hereof, changes to or the implementation of one or more periodic fees to be payable by licensees with regard to the Primary Services, Core Products, Additional Products or Additional Services, or other fees deemed appropriate by Licensor. Upon approval thereof in accordance with
Section IV.E., such fees shall become an obligation of Licensee hereunder.

CELLULAR ONE GROUP
LICENSE AGREEMENT                     33                                12/2/99

     G.   SPECIAL LICENSEE RELATED EXPENSES

          Licensor shall be entitled to levy, and Licensee shall promptly pay, a fee of not less than five hundred dollars ($500.00) per market with regard to any Change of Control of Licensee or assignment by Licensee of its rights and obligations hereunder (including any transfer or Change of Control of a market constituting part of the Licensed Territory) or upon any other assignment, transfer, pledge, Change of Control or other transaction contemplated or permitted under Article X.

     H.   PAYMENTS, INTEREST ON LATE PAYMENTS

          All fees and charges payable under this License Agreement shall be payable in good funds at Licensor's address specified herein, or at such other address as Licensor shall from time to time designate in writing. Notwithstanding any other provision of this Article V, Licensor shall be entitled for reasons of administrative convenience or otherwise to defer the date by which any fee or charge payable by Licensee hereunder may be due. No such deferral shall be a waiver of any of Licensor's rights hereunder. If payment of any Application Fee, Annual License Fee, Annual Advertising Fee, Annual Administrative Fee, Annual Internet Fee or other fee or charge under this License Agreement is overdue, Licensee shall pay Licensor, in addition to the overdue amount, interest on such overdue amount from the date it was payable until paid at the rate which is two (2) points above the prime rate published by the Wall Street Journal on the date payment was due, or the maximum rate permitted by applicable law, whichever is less. Entitlement to such interest shall be in addition to any other remedies Licensor may have.

VI.     MARKS

     A.   OWNERSHIP OF MARKS

          Licensor is the owner of all right, title and interest in and to the Marks (which shall include for the purposes of this Section VI. all of the permits and contractual or other arrangements (including registrations of trademarks, service marks and domain names) relating to ownership or control of the Marks, the Consumer Service Number and the like). No authorization or sublicense by Licensee pursuant to Sections IV.G. or X.C. shall create any ownership interest in the Marks in Licensee or any authorized user or sublicensee thereof nor any right by Licensee to sublicense use of the Marks in the future or otherwise.

     B.   GENERAL USE

          With respect to Licensee's use of the Marks pursuant to this License Agreement, Licensee acknowledges and agrees to the following:

          1. Licensee shall use only the Marks designated by Licensor and shall use them only in the manner authorized and permitted by Licensor herein, and only in accordance with the Graphic Standards Manual. Without limiting the generality of the foregoing, Licensee shall comply with Licensor's guidelines and directives (i) for use of certain Marks with specified Additional Products and Additional Services, (ii) concerning the use of the Marks or derivatives thereof in, or

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LICENSE AGREEMENT                     34                                12/2/99
as a part of, the Domain Name of any Web Pages or the names of any similar Internet locales or addresses owned by or on behalf of Licensee, and (iii) as to the forms, applications, presentations and colors.

          2. Except to the extent permitted as Incidental Use, Licensee shall use the Marks only in connection with providing Primary Services, Core Products, Additional Services and Additional Products in the Licensed Territory, in accordance with the Quality Standards and as otherwise set forth in this License Agreement.

          3. Licensee shall identify the Licensor as the registered owner of the Marks in such ways as Licensor may direct, including but not limited to the identification of Licensor as such on Licensee's invoices, order forms, receipts and contracts.

          4. Except as provided in Section IV.G. above and Section X.C. below, Licensee shall have no right to authorize others to use or to sublicense the Marks to any other person or entity, and in no event shall Licensee have any right to allow any of its resellers, franchisees or similar type third parties, if any, to make use of the Marks. Any use by a dealer, retailer or agent under Section IV.G. or by an Affiliate under Section X.C. shall be consistent with Licensee's rights and responsibilities hereunder with respect to the use of the Marks and, in no event, shall any such permitted use exceed or extend beyond Licensee's rights hereunder to use the Marks. Licensee agrees to monitor and be responsible for the use of the Marks by its agents, retailers and dealers and its Affiliates to permit Licensor to ascertain Licensee's compliance hereunder. From time to time upon the reasonable request of Licensor, Licensee shall promptly supply Licensor with a list of dealers, retailers, agents and Affiliates authorized to use the Marks and/or promptly confirm whether any particular dealers, retailers, agents or Affiliates remain authorized and in good standing with respect to use of the Marks.

          5. Licensee's right to use the Marks is limited to the uses specifically authorized under this License Agreement.

          6. Licensee shall not use the Marks or any of their derivatives, or any marks confusingly similar thereto, as part of Licensee's corporate or other legal name. Licensee and any dealers, retailers or agents designated under Section IV.G. or Affiliates designated under Section X.C. may file and maintain trade name or fictitious name registrations in the jurisdictions within the Licensed Territory where legally required or otherwise appropriate to reflect the fact that Licensee is doing business as "CELLULARONE". If other licensees desire to file and maintain such a trade name or fictitious name registration pursuant to a license agreement with Licensor, Licensee shall consent or otherwise cooperate with Licensor and such licensees in meeting the state or local requirements to permit such trade or fictitious name registrations to coexist. Licensee shall execute any documents deemed necessary or desirable by Licensor or its counsel to assist Licensor in the protection or registration of the Marks or to maintain or defend Licensor's title thereto, or their continued validity and enforceability.


CELLULAR ONE GROUP
LICENSE AGREEMENT                     35                                12/2/99

          7. Licensee shall promptly notify Licensor of any suspected infringement of, or challenge to the validity, registration, or Licensor's ownership of the Marks, which occurs in the Licensed Territory, or elsewhere, should Licensee become aware. Licensor agrees, at its sole cost and expense, to institute or otherwise defend proceedings as may be appropriate to protect the Marks, including, to the extent necessary, defense of such proceedings following termination of this License Agreement, In connection with any such proceedings, Licensee agrees to execute any and all documents and to do whatever reasonable acts and things as may, in the opinion of counsel for Licensor, be necessary or advisable to assist Licensor in carrying out the prosecution or defense, and Licensor agrees to reimburse Licensee for all direct costs incurred by Licensee in doing these acts and things, except that Licensee shall bear the salary costs of its employees. Licensor shall have the sole right to institute, defend and direct proceedings relating to the Marks and Licensee shall not file or institute any proceedings relating to the Marks without the prior written consent of Licensor. In the event that Licensee does file or institute any proceedings relating to the Marks, Licensee shall promptly supply Licensor with copies of any and all papers and materials relating to such proceedings, together with such information relating thereto as Licensor may reasonably request. Notwithstanding anything to the contrary in this Section VI.B., and whether or not Licensor undertakes the prosecution or defense of a legal proceeding relating to one or more of the Marks, Licensor's liability for damages and losses to Licensee relating to use of one or more of the Marks (including any loss resulting from Licensor's loss of title or ownership of the Marks or the rights thereto) shall be limited to the amount of the Application Fee plus the Annual License Fee paid by Licensee under this License Agreement for the market(s) in which such liability is determined, for the year during which such liability is determined.

          8. Licensee acknowledges that the Marks are valid and serve to identify the Primary Services, the Core Products, the Additional Services and the Additional Products provided by those who are authorized to operate under the Marks. Licensee shall not directly or indirectly contest the validity, registration or Licensor's ownership OF THE MARKS, ANY OF THEIR DERIVATIVES, any of the icons or other marks owned by Licensor, and Licensee shall not directly or indirectly apply for or otherwise seek to register as a trademark, service mark, design mark, Internet domain site or other designation which incorporates, which is the same as or confusingly similar to, or which may dilute Licensor's rights in and to, any of the Marks or their derivatives, any of the icons or other marks owned by Licensor.

          9. Licensee's use of the Marks, and the use thereof by its agents, retailers, dealers and Affiliates, if any, pursuant to this License Agreement does not give Licensee or any agent, retailer, dealer or Affiliate, any ownership interest or other interest in or to the Marks, except the license granted in this License Agreement. Any and all goodwill arising from use of the Marks shall inure solely and exclusively to the benefit of Licensor, and upon expiration or termination of this License Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with use of the Marks by Licensee or its agents, retailers, dealers or Affiliates.







CELLULAR ONE GROUP
LICENSE AGREEMENT                     36                                12/2/99

          10.  Licensor has and retains the following rights, among others:

               (i) To use the Marks itself or to license others to use the Marks for National Programs and on or with respect to the Internet, both within and outside the Licensed Territory;

               (ii) To use the Marks itself or license others to use the Marks anywhere in the world, in connection with local, regional and national advertising and promotion, including conducting activities designed to enhance the goodwill associated with the Marks, and, subject to the provisions of Section I hereof, with directly or indirectly selling products and services (including telecommunications products and services) both within and outside the Licensed Territory;

               (iii) To grant licenses for use of the Marks in addition to those licenses already granted to existing licensees of the Marks;

               (iv) To use the Marks in any manner reserved for Licensor in this License Agreement, including without limitation, pursuant to
     Section 1; and

               (v) To create derivatives of the Marks and exploit, promote and license such derivatives.

          11. In the event that any of the Marks or icons, including any trademarks, service marks and design logos adopted after execution of this License Agreement which become Marks, can no longer be used, Licensor reserves the right to provide a substitute mark or design with reasonable notice to Licensee.

     C.   INCIDENTAL USE

          1. For the purposes of this License Agreement, the promotion, sale and delivery of Primary Services, the Core Products, Additional Services and Additional Products in accordance with this Section VI.C. shall be considered "Incidental Use" of the Marks.

          2. During the Term, and subject to the other provisions of this License Agreement, Licensee shall be entitled to conduct its business of providing Primary Services, Core Products, Additional Services and Additional Products throughout the Licensed Territory, without the necessity of abandoning or failing to serve any part of the Licensed Territory because such business might become known to, or because Licensee might from time to time sell products or services to, persons or businesses resident or located outside of the Licensed Territory. Licensee shall not be prohibited by the terms of this License Agreement from promoting Primary Services outside of the Licensed Territory to the extent necessary to provide Primary Services in accordance with the Quality Standards throughout the Licensed Territory. In addition, except that Licensee shall not specifically direct its promotional activities to potential customers outside of the Licensed Territory, Licensee shall be entitled to utilize regional or other media in connection with promoting its Primary Services, Core Products, Additional Services and Additional Products within the

CELLULAR ONE GROUP
LICENSE AGREEMENT                     37                                12/2/99

Licensed Territory. Licensee shall not adopt promotional pricing or otherwise seek to distribute Primary Services, Core Products, Additional Services or Additional Products outside of the Licensed Territory, but shall not be precluded from doing business with persons or entities it knows to be resident outside of the Licensed Territory.

          3. This Section VI.C. does not entitle Licensee to utilize the Marks for products or services other than Primary Services, Core Products, Additional Services and Additional Products, nor does it allow use of the Marks by Licensee outside of the Licensed Territory except strictly in accordance with Section VI.C.2. above. Licensor shall have the sole right to restrict Licensee's Incidental Use of the Marks at any time and in such manner as Licensor shall determine necessary or appropriate to prevent such Incidental Use from breaching, infringing upon, or otherwise conflicting with, the rights of any other current or future licensee of the Mark(s). Licensee's Incidental Use of the Marks may also be restricted under Section VI.D. below, notwithstanding this
Section VI.C., to avoid or mitigate Potential Customer Confusion (as subsequently defined).

     D.   POTENTIAL CUSTOMER CONFUSION

          1. Notwithstanding any other provision of this Section VI. to the contrary, in the event that as a result of economic, demographic or technological changes within or affecting the Licensed Territory from and after the date of this License Agreement, Licensor reasonably determines that actual or potential customers of another licensee of the Marks, or any of them, are or are likely to consider Licensee to be, or to be affiliated with, such other licensee of the Marks or not readily distinguishable therefrom (such circumstances being referred to as "Potential Customer Confusion"), Licensor shall be entitled to modify the provisions of this License Agreement and any Exhibit hereto for the purpose of reducing the circumstances giving rise to the Potential Customer Confusion.

          2. In seeking to reduce Potential Customer Confusion, Licensor shall consider requiring providers (including Licensee) of products or services which are the source of Potential Customer Confusion to adopt tag lines or otherwise differentiate such products or services before amending this License Agreement in a manner that would require a material modification in the conduct of Licensee's telecommunications business relating to the Marks.

          3. Without limiting the generality of the foregoing, and without limiting any other rights which Licensor may have hereunder with respect to Additional Products or Additional Services, Licensor shall be entitled, with or without the consent of Licensee, to reduce the size of the Licensed Territory with regard to Additional Products or Additional Services or to delete or modify the description of any Additional Product or Additional Service set forth on Exhibit D hereto for the purpose of mitigating or eliminating Potential Customer Confusion. Upon such reasonable written notice to Licensee as Licensor in its discretion determines, but in no event to exceed sixty (60) days, regarding the existence of Potential Customer Confusion resulting, in whole or in part, from Licensee's promotional activities, Licensee shall modify such promotional activities to the extent reasonably necessary to prevent or mitigate, to the extent possible, the continuation of events or circumstances previously giving rise to Potential Customer Confusion.




CELLULAR ONE GROUP
LICENSE AGREEMENT                     38                                12/2/99

VII. CONFIDENTIAL INFORMATION

     A.   DEFINITION

          Any and all information, knowledge, know-how, and techniques which Licensor or Licensee designates as confidential shall be deemed "Confidential Information" for purposes of this License Agreement, except:

          1. Information which either party can demonstrate was known to it prior to disclosure thereof by the other party; or

          2. Information which, at or after the time of disclosure by one party to the other, had become or later becomes a part of the public domain, through publication or communication by others through no fault of the party receiving the information.

          B.   PROHIBITIONS

          Licensor and Licensee each agree that it will use its best efforts, during the Term of this License Agreement and for one year following expiration or termination of this License Agreement, to prevent the communication or divulgence, to any other person, partnership, association, corporation or business enterprise of any Confidential Information which may be communicated to it or of which it may be apprised pursuant to this License Agreement. Licensor shall be deemed to have used its best efforts to prevent such communication or divulgence if it has distributed guidelines to its employees in an effort to maintain an information separation between Licensor and the Partnership Partners and their affiliates, and, specifically, it has instructed its employees not to divulge any Confidential Information, including customer information, to the Partnership Partners or their affiliates, and shall have obtained the executed confidentiality agreements referred to in Section VII.C. from those persons designated in such Section. In circumstances where Licensee is in direct competition with one of the Partnership Partners or their affiliates in any one or more of the market(s) in the Licensed Territory, Licensor will instruct its employees to exercise special care in safeguarding confidential information regarding Licensee's business of providing Primary Services, Core Products, Additional Products or Additional Services in that market to avoid unnecessary or prohibited disclosure of such confidential information to such Partnership Partner or its affiliates. The parties agree that statistical performance information regarding licensees of the Marks which does not identify individual markets may be reported to the Partnership Partners and their affiliates and shall not be considered Confidential Information. Notwithstanding the foregoing, either party to this License Agreement and the Partnership Partners and their affiliates may disclose any Confidential Information which any such party may be legally required to disclose to a government agency or in the context of litigation or arbitration.

     C.   LICENSOR CONFIDENTIALITY AGREEMENTS

         Licensor will execute, and will cause its employees, agents and representatives, who are reasonable expected to have access to Confidential Information of Licensee to execute, an


CELLULAR ONE GROUP
LICENSE AGREEMENT                     39                                12/2/99
appropriate confidentiality agreement, which shall provide that any Confidential Information of Licensee made available to Licensor, Licensor's employees, agents or representatives, pursuant to this License Agreement, will be kept confidential by all such persons.

     D.   CONSEQUENCES OF BREACH

          Licensor and Licensee each acknowledges that any failure to comply with this Section VII will cause the other party irreparable injury, and each parry agrees to pay all court costs and reasonable attorneys' fees incurred by the other party in obtaining specific performance of, or an injunction against violation of, this Section VII.

VIII.   ADVERTISING

     Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the Marks, the parties agree as follows:

     A.   LICENSEE'S ADVERTISING

          All advertising and promotion by Licensee in any manner or medium must be conducted in a dignified manner and must conform to the written electronic and graphic guidelines specified by Licensor from time to time, including the Graphic Standards Manual. Licensee shall display or otherwise employ the Marks in the manner prescribed by Licensor on all signs and all other advertising and promotional materials used in connection with Licensee's business, to the extent relating to Primary Services, Core Products, Additional Services and Additional Products. If requested by Licensor, Licensee at its own expense shall promptly provide to Licensor photocopies or other photographic, mechanical, magnetic or other representations of all print advertisements and promotional materials, radio/television advertising sequences, graphical interface presentations and other media presentations using the Marks which Licensee has used at any time during the six (6) months preceding Licensor's request.

     B.   MATERIALS PROVIDED BY LICENSOR

          Licensor may provide from time to time, in its sole discretion, advertising and promotional plans and materials, including without limitation, newspaper mats, television and radio tapes, graphical interface files, promotional brochures and sales aids. Licensee may use all or any of these materials in its sole discretion.

     C.   PROMOTIONAL FUND, OTHER ADVERTISING FUNDS

          Licensor has established, and Licensee agrees to participate in a fund (the "Promotional Fund" or the "Fund") for national, local and regional advertising and promotional and other public programs and activities, including, without limitation, Internet programs and activities for licensees of the Marks. Subject to the limitations set forth in Section V.C. above, Licensor shall have the sole discretion to determine the amount or amounts which Licensee shall be required to

CELLULAR ONE GROUP
LICENSE AGREEMENT                     40                                12/2/99
contribute to the Promotional Fund in any year during the Term. Subject to such limitations, the amount of Licensee's contributions may be increased, decreased, suspended or eliminated, temporarily or permanently, as determined appropriate by Licensor in Licensor's sole discretion. Licensee agrees to make contributions to the Promotional Fund as required hereunder and under Section V.C. hereof, and agrees that the Fund is to be maintained and administered by Licensor or its designee as follows:

          1. Licensor or its designee shall direct all advertising and/or promotional programs with sole discretion over the concepts, materials, and media used in such programs and the placement and allocation thereof. Licensee agrees and acknowledges that the Promotional Fund is intended to maximize general public recognition, acceptance, and use of the Marks for the benefit of all licensees of the Marks, and that Licensor or its designees are not obligated, in administering the Fund, to undertake expenditures for Licensee which are equivalent or proportionate to Licensee's contributions, or to ensure that any particular licensee benefits directly or PRO RATA from expenditures by the Fund.

          2. The Promotional Fund, all contributions thereto, and any interest earnings thereon, shall be used for the purpose of meeting any and all costs of administering, researching, directing, and preparing advertising and/or promotional activities including the cost of preparing and conducting television, radio, magazine, Internet, e-mail and newspaper advertising campaigns; direct mail and outdoor billboard advertising; marketing surveys and other public relations activities; use of advertising agencies to assist therein; promotional brochures and other marketing materials for licensees of the Marks; and indirect costs, including reasonable allocation of Licensor's administrative, personnel and overhead expenses, associated with the implementation of advertising programs, such as equipment costs and similar costs relating to National Programs or other similar programs contemplated by
Section III.E. All reasonable costs incurred by Licensor or charged to Licensor by third parties for the production and dissemination of such advertising and promotional materials may be charged to the Fund.

          3. Licensee shall contribute to the Promotional Fund in accordance with Section V.C. above. All sums paid by licensee to the Promotional Fund shall be maintained in an account separate from the other monies of Licensor and shall not be used to defray any of Licensor's administrative expenses, except for such reasonable administrative costs and overhead as Licensor may incur in activities reasonably related to the administration or direction of the Fund and advertising programs for licensees of the Marks, and as further set forth in
Section VIII.C.2. above. Except as set forth in this Section VIII.C., the Promotional Fund and any incidental earnings shall not otherwise inure to the benefit of Licensor. Licensor or its designee shall maintain separate bookkeeping accounts for the Promotional Fund.

          4. It is anticipated that all Licensee contributions to, and incidental interest earned by, the Promotional Fund shall be expended for advertising and/or promotional purposes during the taxable year within which the contributions and earnings are received. If, however, excess amounts remain in the Promotional Fund at the end of such taxable year, all expenditures in the following taxable year(s) shall be made first out of accumulated interest earnings from previous years, next out of interest earnings in the current year, and finally from contributions.

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LICENSE AGREEMENT                     41                                12/2/99

          5. The Promotional Fund is not and shall not be an asset of Licensor or its designee. A statement of the operations of the Promotional Fund as shown on the books of the Promotional Fund shall be prepared annually by an independent certified public accountant selected by Licensor and shall be made available to Licensee upon written request.

          6. Although the Promotional Fund is intended to be of perpetual duration, Licensor maintains the right to terminate the Promotional Fund. The Promotional Fund shall not be terminated, however, until all monies in the Promotional Fund have been expended for advertising and/or promotional purposes or returned to contributors on the basis of their respective contributions.

          Licensor also may establish and Licensee shall contribute to one or more separate advertising funds for the purpose of promoting types or groups of Primary Services, Core Products, Additional Products or Additional Services, utilizing all or part of the fees collected pursuant to Section V.C. hereof Except as specifically provided by Licensor when establishing such fund, or as may be permitted under this License Agreement, such additional funds shall be subject to provisions substantially similar to those applicable to the Promotional Fund described herein.

     D.   PRICE DISCRETION

          Licensee shall have the right to sell its products and offer services at any price Licensee may determine, and shall in no way be bound by any price which may be recommended or suggested by Licensor.

IX.     INSURANCE

     A.   REQUIREMENT

          Licensee shall promptly procure, and shall maintain in full force and effect at all times during the Term of this License Agreement, at Licensee's expense, an insurance policy or policies protecting Licensee, Licensor, and the Partnership Partners, and their respective affiliates, agents, officers, directors, shareholders, and employees, against any demand or claim with respect to personal injury, death, or property damage, or any loss, liability, or expense whatsoever arising or occurring upon or in connection with Licensee's business of providing and goods or services utilizing or in connection with the Marks. Licensor and the Partnership Partners, and their respective affiliates, agents, officers, directors, shareholders, and employees, shall be named additional insureds in each such policy.

     B.   MINIMUM COVERAGE

          The policy or policies shall be written by an insurance company with an Alfred M. Best rating of A or A+, or such other insurance company as Licensor may reasonably approve, and shall include, at a minimum, such coverages and policy limits as may reasonably be specified by

CELLULAR ONE GROUP
LICENSE AGREEMENT                     42                                12/2/99

Licensor from time to time, which coverages may include, without limitation, comprehensive general liability insurance, including personal injury, as well as comprehensive automobile liability coverage for both owned and non- owned vehicles, and property damage liability coverage, naming Licensor and the Partnership Partners, and their respective affiliates, agents, officers, directors, shareholders and employees, as additional insureds in each such policy or policies. Until such time as Licensor shall in good faith determine that economic or other circumstances affecting the CELLULARONE license program require increased insurance coverage, the following minimum insurance requirements shall be applicable:

          1. General liability: $1,000,000 per occurrence or $2,000,000 in the aggregate;

          2.   Personal liability: $1,000,000;

          3.   Property damage: $1,000,000;

          4. Automobile liability: $1,000,000 per occurrence for owned and operated vehicles;

          5. Workers' compensation/Employers' liability: $ 500,000 policy limit;

          6.   Disease: $500,000; and

          7.   Accident: $500,000

     C.   CERTIFICATES OF INSURANCE

          Within thirty (30) days after this License Agreement is executed, and thereafter at least thirty (30) days prior to the expiration of any such policy, Licensee shall deliver to Licensor Certificates of Insurance evidencing the proper coverage with limits not less than those required hereunder. All Certificates of Insurance shall expressly provide that not less than thirty (30) days' prior written notice shall be given Licensor in the event of material alteration to, or cancellation of, the coverages evidenced by such Certificates of Insurance.

X.      TRANSFER OF INTEREST

     A.   TRANSFER BY LICENSOR

          Licensor shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity. If Licensor's assignee assumes all of the obligations of Licensor under this License Agreement and sends written notice of the assignment so attesting, Licensee shall promptly execute a general release of Licensor and the Partnership Partners, and any affiliates thereof, from any claims against or liabilities of Licensor, the Partnership Partners or such affiliates arising under this License Agreement.



CELLULAR ONE GROUP
LICENSE AGREEMENT                     43                                12/2/99

     B.   TRANSFER AND PLEDGE BY LICENSEE

          If Licensee desires (i) to sell its Primary Services business for one or more markets in the Licensed Territory and assign its rights under this License Agreement with respect to such market(s), (ii) to pledge or assign its rights under this License Agreement to a financial institution or other party in connection with a financing transaction involving Licensee, or (iii) enter into a transaction resulting in a Change of Control of Licensee, Licensee shall notify Licensor in writing and Licensee shall be entitled to transfer, assign, or pledge its rights under this License Agreement, or effect the Change of Control, as the case may be, provided:

          1.   Licensee shall not be in default under this License Agreement.

          2. In the case of a transfer referred to in Section X.B.(i) above, the transferee shall enter into a written assignment, in a form satisfactory to Licensor, assuming and agreeing to comply with, at Licensor's option, either this License Agreement or Licensor's then current form or forms of license agreement relating to the Marks. In the case of a pledge or collateral assignment to a financial institution referred to in Section X.B.(ii) above, such pledge or collateral assignment shall be made subject to all of the terms and conditions of this License Agreement. In the case of a Change of Control referred to in Section X.B.(iii) above, Licensee and the new controlling entity shall enter into a written agreement, in a form satisfactory to Licensor, agreeing that Licensee shall continue to be entitled to the rights and subject to the obligations of a licensee hereunder.

          3. Licensee shall remain liable for all of the obligations to Licensor under this License Agreement prior to the effective date of transfer and shall execute any and all instruments reasonably requested by Licensor to evidence such liability. The transfer or Change of Control shall not affect any of the terms or provisions of this License Agreement or the status of the market(s) in the Licensed Territory pursuant hereto (including without limitation, a market's default or probation status under this License Agreement), all of which shall be or remain fully applicable to the transferee or Licensee, as the case may be.

          4. Where Licensee provides Primary Services in more than one market and the transfer or Change of Control involves market(s) comprising less than all of the markets in the Licensed Territory, the transferee or Licensee, as the case may be, shall, at Licensor's option, shall enter into Licensor's then current form of license agreement for the market(s) being transferred or to which the Change of Control relates; in such event, this License Agreement shall remain in full force and effect with respect to Licensee's remaining market(s), if any, following the transfer or Change of Control.

          5. The transferee or new controlling entity, or proposed transferee or new controlling entity, as the case may be, shall provide Licensor with such financial data, certificates of insurance, copies of Permits, and other information as are required to be provided by Licensee hereunder in connection with entering into this License Agreement, or otherwise, and such materials and information shall be current and complete as of the effective date of such transfer or Change of Control.



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LICENSE AGREEMENT                      44                              12/2/99

          6. The transferee shall promptly pay Licensor any transfer fees or charges then being charged generally by Licensor to transferees of licenses to use the Marks. In the case of a Change of Control, Licensee shall pay Licensor any similar fees then being charged generally by Licensor for such Changes of Control with respect to licensees of the Marks.

     Licensee shall be entitled to transfer, assign or pledge its rights under this License Agreement, or enter into a transaction resulting in a Change of Control of Licensee, with respect to a portion of a market in the Licensed Territory, pursuant to the provisions of this Section X.B.

     Licensee shall not be entitled to transfer, assign or pledge any of its rights or obligations under this License Agreement, except by complying with the provisions of this Section X.B. relating thereto, nor shall Licensee permit a Change of Control to occur without complying with the provisions of this
Section X.B.

     C.   RIGHT TO ADD AFFILIATE AS PARTY

          Subject to Section V.G., with the consent of Licensor, Licensee shall be entitled to assign any or all of its rights under this License Agreement to use the Marks in connection with the provision of Primary Services, Core Products, Additional Services or Additional Products in the Licensed Territory, or any part thereof, to an "Affiliate," which shall mean any business entity Controlling, under the Control of, or under common Control with Licensee. No assignment by Licensee of any rights pursuant to this Section X.C. shall relieve Licensee of any of its obligations hereunder. In addition, Licensor's consent to such assignment shall cease to be effective upon the occurrence of a Change of Control with regard to Licensee or its assignee which results in Licensee or its assignee no longer being Affiliates. Licensor shall be entitled, from time to time and upon its reasonable request, to receive from Licensee and any assignee thereof, a certification that assignee continues to be entitled, under this Section X.C. to utilize the Marks, together with the facts supporting such entitlement. No assignee of Licensee shall be entitled to any vote pursuant to Section IV.E. or to any notices from Licensor hereunder. No conduct on the part of Licensor with regard to any assignee of Licensee shall be deemed to cause such assignee to become a licensee hereunder or to have any ownership interest in this License Agreement. Licensee shall give Licensor prior written notice of any Change of Control, as defined below, of Licensee or any assignee of Licensee.

     D.   CHANGE OF CONTROL

          For the purposes of this License Agreement, a "Change of Control" with regard to any entity shall mean the disposition or acquisition, directly or indirectly, of Control with regard to such entity. "Control" or "Controlling" with regard to an entity shall mean the record or beneficial ownership, directly or indirectly, by any person or entity, or group of persons or entities, of at least a majority of the equity securities of the entity in question, or the power to designate at least a majority of the members of the Board of Directors or other governing body thereof or to otherwise determine the management and policies of the entity in question.


CELLULAR ONE GROUP
LICENSE AGREEMENT                      45                              12/2/99

XI.  DEFAULT AND TERMINATION

     A.   TERMINATION BY LICENSEE

          Licensee shall have the right to terminate this License Agreement without cause at any time upon at least one hundred eighty (180) day's advance written notice to Licensor. Licensee shall remain fully responsible for any fees and other obligations accruing to Licensor during such notice period. In addition, as provided in Section XII.A.7. hereof, Licensee shall be obligated to continue to use and promote the Marks throughout such notice period.

     B.   TERMINATION BY LICENSOR -- WITHOUT NOTICE

          Licensee shall be deemed to be in default under this License Agreement, and all rights granted herein shall automatically terminate without notice to Licensee, if Licensee becomes insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by Licensee or against Licensee and not actively opposed by Licensee; or if Licensee is adjudicated as bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver of Licensee or other custodian for Licensee's business or assets is filed and consented to by
Licensee: or if a receiver or other permanent or temporary custodian of Licensee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by Licensee or against Licensee and not actively opposed by Licensee; or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless a supersedeas bond is filed); or if Licensee is dissolved except where the Licensee is a limited partnership and, promptly following dissolution, such limited partnership is reconstituted with the same general partners: or if a suit to foreclose any lien or mortgage against real or personal property used in the operation of Licensee's Primary Services business is instituted against Licensee and not dismissed within thirty (30) days or, if actively being opposed by Licensee, within one hundred eighty (180) days; or if execution is levied against Licensee's Primary Services business, or any of the property related thereto; or if any material real or personal property of Licensee used in its Primary Services business shall be sold after levy thereupon by any sheriff, marshal, or constable; or if Licensee at any time ceases to operate or otherwise abandons its Primary Services business or otherwise forfeits the right to do or transact business in any market(s) in the Licensed Territory; or if Licensee loses its FCC license or FCC construction permit or any other material Permit for one or more market(s) in the Licensed Territory or otherwise forfeits the right to do or transact business in one or more market(s), in which event Licensee's rights under this License Agreement with respect to such market(s) shall automatically terminate and this License Agreement shall continue with respect to the remaining market(s) in the Licensed Territory for which Licensee continues to hold all necessary FCC license(s) and Permits.

     C.   TERMINATION BY LICENSOR -- UPON NOTICE

          Upon the occurrence of any of the following events, Licensee shall be deemed to be in default and Licensor may, at its option, terminate this License Agreement and all rights granted hereunder without affording Licensee any opportunity to cure the default, provided, that with


CELLULAR ONE GROUP
LICENSE AGREEMENT                      46                              12/2/99
respect to any termination pursuant to Section XI.C.1 or XI.C.2. below, such termination shall be applicable only to the market or markets which do not meet the required standards set forth therein. Said termination shall be effective immediately upon receipt of notice by Licensee (and Licensee shall remain fully responsible for any fees and other obligations accruing to Licensor until such termination becomes effective):

          1.   If Licensee has been advised of its probation status pursuant to
Section XI.E. and Licensee does not make a good faith effort to formulate and implement a plan during the term of probation, or, at the end of the term of probation, Licensee fails to meet the 85% minimum customer satisfaction rating (or the higher percentage established by Licensor under Section IV.A.) for any market or markets in the Licensed Territory for Primary Services and Core Products;

          2. If with regard to any market constituting a part of the Licensed Territory, Licensee fails in any customer satisfaction survey conducted pursuant to Section III.C. to attain an overall customer satisfaction rating of more than 70%, regardless of the terms of any probation;

          3. If any principal stockholder or officer of Licensee is convicted of a felony, fraud, or any other crime or offense that Licensor believes is reasonably likely to have an adverse effect on the Marks, the goodwill associated therewith, or Licensor's interest therein;

          4. If a threat or danger to public health or safety results from the operation of the Licensee's Primary Services business or any of its businesses relating to the delivery of any Primary Services, Core Products, Additional Products or Additional Services;

          5. If Licensee purports to assign or transfer any rights or obligations under this License Agreement to any third party (including without limitation, any reseller) or to effect a Change of Control, contrary to the terms of Sections VI.B.4 or X.B. of this License Agreement;

          6. If, contrary to the terms of Section VII. hereof, Licensee discloses or divulges Confidential Information provided to Licensee by or on behalf of Licensor;

          7. If Licensee knowingly submits any false reports of information to Licensor or any entity conducting a customer satisfaction survey either during the application process or subsequent to the execution of this License Agreement; or

          8. If Licensee directly or indirectly contests in any court or proceeding the validity or registration of, or Licensor's ownership of, any of the Marks or other rights licensed hereunder.

     D.   TERMINATION BY LICENSOR -- AFTER NOTICE AND OPPORTUNITY TO CURE

          Except as provided in Sections XI.B. and XI.C. of this License Agreement, Licensee shall have thirty (30) days after its receipt from Licensor of a written notice of termination within which to remedy any default hereunder (or, if the default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action satisfactory to


CELLULAR ONE GROUP
LICENSE AGREEMENT                      47                              12/2/99

Licensor to cure the default), and to provide evidence thereof to Licensor. If any such default is not cured within that time (or, if appropriate, substantial and continuing action satisfactory to Licensor to cure the default is not initiated within that time), or such longer period as applicable law may require, this License Agreement shall terminate without further notice to Licensee effective immediately upon expiration of the thirty (30) day period or such longer period as applicable law may require (and Licensee shall remain fully responsible for any fees and other obligations accruing to Licensor until such termination occurs). Licensee shall be in default hereunder for any failure to comply with any of the requirements imposed by this License Agreement or to carry out the terms of this License Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

          1. If Licensee fails to offer the Primary Services and the Core Products of nationwide call delivery and nationwide roaming, or any of them, under the specified Marks on a continuous basis and in a manner reasonably appropriate to promote and further the goodwill of the Marks, throughout the Licensed Territory in accordance with this License Agreement;

          2. If Licensee fails, refuses or neglects promptly to pay when due any monies, fees or charges due to Licensor or the Fund, or under this License Agreement, or fails, refuses or neglects promptly to submit information as required under this License Agreement, or makes any false statements in connection therewith;

          3. If Licensee fails to comply, in any material respect, with the Graphic Standards Manual or the Quality Standards;

          4. If Licensee directly or indirectly misuses or makes any unauthorized use of the Marks or otherwise materially impairs the goodwill associated therewith or Licensor's rights therein;

          5. If Licensee directly or indirectly engages in any business or markets any service or product under a name or mark which, in Licensor's opinion, is confusingly similar to, or may have a tendency to dilute, the Marks or uses any Mark or name of Licensor not expressly included as one of the Marks licensed to Licensee by Licensor;

          6. If Licensee shall breach or fail to timely perform any of its covenants or obligations under this License Agreement including, without limitation, the covenants of Licensee relating to the Consumer Service Number program and the Other 800 Programs;

          7. If Licensee fails, refuses or neglects promptly to pay when due any fees or charges or otherwise timely perform its obligations to the Long Distance Carrier with regard to the Consumer Service Number;

          8. If Licensee, by act or omission, permits a continued violation in connection with the operation of its business of any Permit, law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and


CELLULAR ONE GROUP
LICENSE AGREEMENT                      48                              12/2/99
without promptly resorting to an appropriate administrative or judicial forum for relief therefrom; or

          9. If any dealer, agent, retailer or Affiliate of Licensee misuses the Marks or otherwise fails to comply with this License Agreement, and Licensee, upon request by Licensor, does not promptly (i) cause such dealer, agent, retailer or Affiliate to cease the misuse and to otherwise fully comply with this License Agreement, or (ii) terminate its business relationship with such dealer, agent, retailer or Affiliate;

          10. If Licensee, after giving notice to Licensor of its termination of this License Agreement as provided in Section XI, fails to actively use and promote the Marks in a manner consistent with the historical practices of Licensee and in any event as required by the terms hereof, including, without limitation, to prominently advertise and display the Marks pursuant to Section IV.F.

          11. If Licensee fails or refuses to provide Licensor, at the time or times requested hereunder, any report, data or other information that is required by Licensee to be provided to Licensor hereunder, including, without limitation, information and data required by Customer Satisfaction Survey.

     E.   PROBATION

          In the event that a customer satisfaction survey, conducted pursuant to Section III.C., reveals an overall minimum customer satisfaction rating less than required pursuant to Section IV.A.2., Licensor shall advise Licensee of an imposition of probation status for a stated period of time, typically one (1) year for Primary Services and Core Products. Promptly on receipt of this written notice, Licensee agrees to formulate and implement a written plan to improve the quality of Licensee's Primary Services and Core Products, so that a subsequent customer satisfaction survey will indicate compliance with the provisions of this License Agreement. Licensor shall be entitled to review Licensee's plan upon reasonable request therefor. The guidelines contained in the Quality Standards are designed to assist Licensee in improving its customer satisfaction rating. If Licensor determines, in its sole discretion, that Licensee is not making a good faith effort to formulate and implement such a plan, or after a reasonable probation period the goals of the plan are not achieved, then Licensor may elect to extend the term of the probation or terminate this License Agreement effective upon written notice to Licensee pursuant to Section XI.C. Any extension of the Term of this License Agreement by Licensor during any probationary period shall not waive Licensor's rights under this Section XI.E. or under Section XI.C., and such probationary period, and any agreements relating thereto, shall continue unaffected.

     F.   PARTIAL TERMINATION

          In addition to any other rights Licensor may have under this License Agreement with respect to the termination of Licensee's right to utilize the Marks in connection with Additional Services or Additional Products, or to amend Exhibit D to delete Additional Services or Additional Products therefrom, Licensor shall have the rights set forth in this Section XI.F. From


CELLULAR ONE GROUP
LICENSE AGREEMENT                      49                              12/2/99
time to time, Licensor may conduct customer satisfaction surveys specifically relating to Additional Products or Additional Services. In addition, surveys conducted by Licensor with regard to the Primary Services may be designed to determine customer satisfaction levels with regard to Licensee's Additional Products or Additional Services. In the event that any such customer satisfaction survey reveals an overall minimum customer satisfaction rating of less than 85% (or such higher percentage as may be established by Licensor under Section IV.A.) in any market or markets in the Licensed Territory, but more than 70%, with regard to such market or markets, Licensor shall be entitled to impose a probation status with regard to the Additional Product or Additional Service and the market or markets in question. Licensor shall advise Licensee of the period of time, typically one (1) year, of such probation. Promptly upon receipt of this written notice, Licensee agrees to formulate and implement a written plan to improve the quality of Licensee's Additional Product or Additional Service in question in the market or markets in question, so that a subsequent customer satisfaction survey will indicate compliance with the provisions of this License Agreement. Licensor shall be entitled to review Licensee's plan upon reasonable request therefor. Additional customer satisfaction surveys may be commissioned in the market or markets in question from time to time thereafter as Licensor deems appropriate, and Licensee agrees to pay the reasonable direct costs of conducting such additional customer satisfaction surveys. If Licensor determines, in its sole discretion, that Licensee is not making a good faith effort to formulate and implement such a plan, or after a reasonable probation period the goals of the plan are not achieved, then Licensor may elect to extend the term of the probation or terminate Licensee's right to utilize the Marks in connection with the Additional Products or Additional Services in question in the market or markets in question or in the Licensed Territory as a whole. In the event of such a termination, Exhibit D hereto shall be amended appropriately. In addition, if a customer satisfaction survey shall reveal a customer satisfaction rating of 70% or less with regard to any Additional Product or Additional Service in any market or markets in the Licensed Territory, Licensor, upon thirty (30) days' prior written notice to Licensee, shall be entitled to terminate Licensee's right to utilize the Marks in connection with such Additional Services or Additional Products, or any of them, in the market or markets in question or in the Licensed Territory as a whole, and Exhibit D hereto shall be amended to delete such Additional Products or Additional Services therefrom. Any extension of the Term of this License Agreement by Licensor during any such probationary period shall not waive Licensor's rights under this Section XI.F., and such probationary period, and any agreements relating thereto, shall continue unaffected.

     G.   FORCE MAJEURE

          Neither Licensor nor Licensee shall be liable or deemed to be in default for a delay in or failure of performance that results from any of the following causes beyond the reasonable control of such party: strikes, work stoppages, shortages of equipment, supplies or energy, war, insurrection, or acts of God or the public enemy. Any delay resulting from any such cause shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable; provided however, that (i) said causes shall not excuse payment of any amount due or owed at the time of such occurrence or payment of Annual License Fees, Annual Advertising Fees, Annual Internet Fees or any other amounts which become due or owing thereafter, (ii) the party asserting any such cause shall promptly commence and diligently pursue action to remedy its inability or


CELLULAR ONE GROUP
LICENSE AGREEMENT                      50                              12/2/99
failure to perform hereunder, and (iii) in no event shall said causes extend or excuse performance for more than one hundred twenty (120) days from the time of performance set forth in this License Agreement. The party asserting the existence of a force majeure condition under this Section XI.G. shall promptly notify the other party in writing of the occurrence and nature of any such cause and shall thereafter regularly inform the other party in writing of the progress of actions to remedy the inability or failure to perform hereunder.

XII. OBLIGATIONS UPON TERMINATION OR EXPIRATION

     Upon termination or expiration of this License Agreement with respect to one or more of the market(s) in the Licensed Territory (the "Terminated Market(s)"), all rights granted hereunder to Licensee with respect to each Terminated Market shall forthwith terminate, and:

     A.   DEIDENTIFICATION

          1. Licensee shall immediately cease to hold itself out as a present or former licensee of Licensor with respect to the Terminated Market(s).

          2. Licensee shall immediately cease to participate in the Consumer Service Number program, any Other 800 Programs or any similar national call or customer routing program utilizing the Marks and all Internet programs.

          3. Licensee shall immediately and permanently cease to use, in any manner whatsoever, in the Terminated Market(s) any of the Marks and derivatives thereof, and all other marks and distinctive forms, slogans, signs, icons, symbols, monograms and devices associated with the Marks. Without limiting the foregoing, Licensee shall cease to use all signs, advertising materials, Web Sites or other Internet sites, displays, stationery, forms, invoices, credit reports and requests and any other articles or clothing which display or incorporate any of the Marks or any derivatives thereof or forms similar thereto.

          4. Licensee shall take such action as may be necessary to cancel in the Terminated Market(s) any trade name, fictitious name or equivalent registration and all telephone and other Directory Assistance and Yellow Page listings which contain or refer to any of the Marks or any other service mark or trademark of Licensor, and Licensee shall furnish Licensor with proof of compliance with this obligation within thirty (30) days after termination or expiration of this License Agreement with respect to the Terminated Market(s).

          5. Licensee agrees, in the event it continues to operate a business in the Terminated Market(s), not to use any reproduction, counterfeit, copy, or colorable imitation of the Marks or derivatives thereof, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake, or deception, or which is likely to dilute Licensor's rights in and to the Marks or derivatives thereof. Further, Licensee agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Licensor or any of the Marks or derivatives thereof in the Terminated Market(s).


CELLULAR ONE GROUP
LICENSE AGREEMENT                      51                              12/2/99

          6. Licensee shall immediately notify and cause its dealers, agents, retailers and Affiliates that are using the Marks in the Terminated Market(s) to immediately cease all use of the Marks and participation in the Consumer Service Number program, any Other 800 Programs and all Internet programs, and further cause its dealers, agents, retailers and Affiliates to fully comply with all the obligations applicable to Licensee under this Section XII. with respect to the Terminated Market(s).

          7. Notwithstanding the foregoing, nothing contained in this Section XII.B. shall relieve Licensee from its obligation to use and promote the Marks in accordance with the terms and conditions hereof at all times prior to the effective date of any termination, including the period between the giving of notice of termination and the effective date of any termination.

     B.   PAYMENT OF MONIES DUE

          1. Licensee shall promptly pay all sums owing to Licensor, the Promotional Fund and any other advertising fund established hereunder. In the event this License Agreement is terminated by Licensee pursuant to the provisions of Section XI.A. hereof, any Annual License Fee, Annual Advertising Fee, Annual Internet Fee or other fee which is due or owing prior to the giving of the one hundred eighty (180) day notice by Licensee in connection with such termination or which becomes due during such one hundred eighty (180) day period, shall be payable and shall be paid in full by Licensee without any refund or pro ration under any circumstances whatsoever. If and when this License Agreement is terminated as a result of any default of Licensee, such sums shall include all damages, costs and expenses, including reasonable attorney's fees, incurred by Licensor as a result of the default.

          2. Licensee shall pay to Licensor all damages, costs and expenses, including reasonable attorney's fees, incurred by Licensor subsequent to the termination or expiration of this License Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section XII.

     C.   AUTOMATIC TRANSFER OF ANCILLARY RIGHTS UPON TERMINATION

          Licensee agrees herein that all of Licensee's rights, title and interest in and to any trademark, service mark, Domain Name, Web Page, metatag, Internet usage, copyright, or other similar rights or intellectual property rights, that use or relate to the Marks or derivations or variations of the Marks, anything similar to the Marks, or anything similar to any other trademarks, service marks, copyrights or Domain Names owned by Licensor, shall upon termination of this License Agreement be automatically assigned, conveyed and transferred to Licensor, including any goodwill associated therewith, and regardless of whether or not Licensor has authorized or consented to the use thereof by Licensee at any time prior to termination. Licensee further agrees to execute all documents and to take all actions requested by Licensor to effectuate and/or evidence such assignment, conveyance and transfer.


CELLULAR ONE GROUP
LICENSE AGREEMENT                      52                              12/2/99

     D.   RETURN OF CERTAIN CONFIDENTIAL DOCUMENTS

          If this License Agreement has expired or been terminated with respect to all of the market(s) in the Licensed Territory, then Licensor and Licensee shall immediately deliver to the other party all documents which contain Confidential Information of the other party as defined in Section VII, hereof, including without limitation, the Quality Standards and the Graphic Standards Manual.

XIII.   INDEPENDENT STATUS AND INDEMNIFICATION

     A. It is understood and agreed by the parties hereto that this License Agreement does not create a fiduciary relationship between them; that Licensee shall remain an independent business; and that nothing in this License Agreement is intended to constitute either parry as an agent, legal representative subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

     B. During the term of this License Agreement and any renewal hereof, Licensee shall hold itself out to the public as an independent business using the Marks pursuant to a license from Licensor. Licensee agrees to take such action as may be necessary to so notify the public.

     C. It is understood and agreed that nothing in this License Agreement authorizes Licensee to make any contract, agreement, warranty or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name. Licensor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action; nor shall Licensor be liable by reason of any act or omission of Licensee, its dealers, agents, retailers or Affiliates in the conduct of their businesses or for any claim or judgment arising therefrom against Licensee or Licensor. Licensee shall indemnify and hold Licensor, Licensor's employees, the Partnership Partners and their affiliates, and their respective officers, directors, employees and stockholders, harmless from and against any and all claims arising directly or indirectly from, as a result of, or in connection with, the operation of the businesses of Licensee, its dealers, agents, retailers and Affiliates, as well as the costs, including attorney's fees, of defending against them.

     D. It is understood and agreed that Licensor does not establish or certify manufacturing, technical or performance standards for telecommunications equipment or customer premises equipment and Licensee will not represent otherwise to third parties.

XIV.    APPROVAL AND WAIVERS

     A. Whenever this License Agreement requires the prior approval or consent of Licensor, Licensee shall make a timely written request to Licensor therefor, and such approval or consent shall be obtained in writing. Licensor will process all such requests for approvals and consents in a reasonable and timely manner.

     B. Licensor makes no warranties or guarantees upon which Licensee may rely, and assumes no liability or obligation to Licensee, by providing any waiver, approval, consent or

CELLULAR ONE GROUP
LICENSE AGREEMENT                     53                                12/2/99
suggestion to Licensee in connection with this License Agreement, or by reason of any neglect, delay or denial of any request therefor.

     C. No failure of Licensor or Licensee to exercise any power reserved to it in this License Agreement, or to insist upon compliance by the other party with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's rights to demand exact compliance with any of the terms of this License Agreement. Waiver by Licensor or Licensee of any particular default on the part of the other party shall not affect or impair the non-defaulting party's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, forbearance or omission by Licensor or Licensee to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions or covenants of this License Agreement affect or impair such party's rights, nor shall such constitute a waiver by Licensor or Licensee, as the case may be, of any rights hereunder or rights to declare any subsequent breach or default.

     D. Subsequent acceptance by Licensor of any payments due to it shall not be deemed to be a waiver by Licensor of any preceding breach by Licensee of any terms, covenants or conditions of this License Agreement.

XV.     NOTICES

     Any and all notices required or permitted under this License Agreement shall be in writing and shall be personally delivered, delivered by reputable overnight courier, proof of delivery requested, or by certified mail, postage prep aid and return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to Licensor:     CELLULAR ONE GROUP
                              5001 LBJ Freeway, Suite 700
                              Dallas, Texas 75244
                              Attn: President


     Copy (which shall not
     constitute notice) to:   Arter & Hadden LLP
                              1717 Main Sweet, Suite 4100
                              Dallas, Texas 75201
                              Attn: Cellular One Group


     Notices to Licensee:     At the address shown on the signature page hereof.

     Any notice by overnight courier or certified mail shall be deemed to have been given at the date and time such notice is accepted by the overnight courier or deposited with the U.S. Postal Service, respectively. No failure to address any notice hereunder to a particular individual shall render such notice invalid.

CELLULAR ONE GROUP
LICENSE AGREEMENT                     54                                12/2/99

XVI.    ENTIRE AGREEMENT

     This License Agreement, the documents referred to herein, and the attachments hereto, if any, constitute the entire, full and complete License Agreement between Licensor and Licensee concerning the subject matter hereof, and supersede all prior agreements. Without limiting the foregoing, this License Agreement shall be deemed to amend and restate in its entirety and to supersede, for all purposes, any prior license agreement between the parties hereto which contemplates or has as its primary purpose the grant of a license to use any of the Marks. Except for those permitted to be made unilaterally by Licensor hereunder, no amendment, change or variance from this License Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

XVII.   SEVERABILITY AND CONSTRUCTION

     A. Except as expressly provided to the contrary herein, each portion, section, part, term and/or provision of this License Agreement shall be considered severable; and if, for any reason, a portion, section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms and/or provisions of this License Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereof; and said invalid portions, sections, parts, terms and/or provisions shall be deemed not to be a part of this License Agreement.

     B. Nothing in this License Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity other than Licensor or Licensee, and their respective successors and assigns as permitted by this License Agreement.

     C. In the event a court in a final decision rules that any provision of this License Agreement or portion thereof is unenforceable, Licensee agrees to be bound by the maximum duty ruled enforceable by the court.

     D. All captions in this License Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof

     E. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable.

     F. This License Agreement may be executed in several counterparts, and each copy so executed shall be deemed an original.





CELLULAR ONE GROUP
LICENSE AGREEMENT                      55                                12/2/99

XVIII.  APPLICABLE LAW

     A. THIS LICENSE AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY LICENSOR IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED UNDER, THE LAWS THEREOF, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW; PROVIDED, HOWEVER, THAT IF ANY OF THE PROVISIONS OF THIS LICENSE AGREEMENT WOULD NOT BE ENFORCEABLE UNDER THE LAWS OF THE STATE OF TEXAS, THEN SUCH PROVISIONS SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED UNDER, THE LAWS OF THE STATE IN WHICH THE LICENSED TERRITORY IS LOCATED (IF THE LICENSED TERRITORY CONTAINS PORTIONS OF MORE THAN ONE STATE OR THE DISTRICT OF COLUMBIA, THEN THE APPLICABLE LAW SHALL BE THAT OF THE STATE IN WHICH THE LARGEST PORTION OF THE LICENSED TERRITORY IS LOCATED).

     B. No right or remedy conferred upon or reserved to Licensor or Licensee by this License Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     C. Nothing herein contained shall bar Licensor's right to apply for injunctive relief against threatened conduct that will cause it loss or damages, under applicable equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

XIX.    ACKNOWLEDGMENTS

     A. Licensee acknowledges that it is currently engaged in the telecommunications business and that such business involves substantial investment and risks and that its success is largely dependent upon the ability of Licensee's management and technical personnel. Licensor expressly disclaims the making of, and Licensee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success resulting from the utilization of the Marks by Licensee in its telecommunications business.

     B. Licensee acknowledges that it received a copy of the complete License Agreement and the Exhibits thereto at least five (5) business days prior to the date on which this License Agreement is signed by Licensee. Licensee farther acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this License Agreement is signed by Licensee.




CELLULAR ONE GROUP
LICENSE AGREEMENT                     56                                12/2/99

     C. Licensee acknowledges that it has read and understood this License Agreement and the attachments hereto, and that Licensor has accorded Licensee ample time and opportunity to consult with advisors of Licensee's own choosing about the potential benefits and risks of entering into this License Agreement on the effective date set forth below.


                             [SIGNATURES TO FOLLOW]






















CELLULAR ONE GROUP
LICENSE AGREEMENT                      57                               12/2/99

     IN WITNESS THEREOF, the parties hereto have duly executed this License Agreement to be effective on the date shown below.




                                        CELLULAR ONE GROUP




                                        By:     /s/ Richard J. Lyons
                                               -----------------------------
                                        Name:  Richard J. Lyons
                                        Title: President


                                        Effective Date: April 28, 2000
                                                        --------------------





                                        Primary Contact in Ordinary Course of
                                        Business:

                                        Richard J. Lyons, President
                                        Cellular One Group
                                        5001 LBJ Freeway, Suite 700
                                        Dallas, Texas 75244-6131








                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





CELLULAR ONE GROUP
LICENSE AGREEMENT                     58                                12/2/99

                                       LICENSEE: American Cellular Wireless LLC
                                       Managed by: Dobson Cellular Systems, Inc.

                                       By:     /s/ Ronald Ripley
                                             -----------------------------------
                                       Title: Vice President of Dobson Cellular
                                                Systems, Inc.
                                             -----------------------------------
                                       Date of Signature: April 25, 2000
                                                          ----------------------



                                       PRIMARY CONTACT IN ORDINARY COURSE OF
                                       BUSINESS:


                                       G. Edward Evans
                                       President
                                       Dobson Cellular Systems, Inc.
                                       13439 N. Broadway Extension
                                       Oklahoma City, OK 73114
                                       Phone: 405/529-8237 Fax: 405/529-8465
                                       Email: eevans@dobson.net


                                       ADDRESS FOR NOTICE AND VOTING PURPOSES:


                                       G. Edward Evans
                                       President
                                       Dobson Cellular Systems, Inc.
                                       13439 N. Broadway Extension
                                       Oklahoma City, OK 73114
                                       Phone: 405/529-8237 Fax: 405/529-8465
                                       Email: eevans@dobson.net


                                       CONTACT FOR BILLING PURPOSES:


                                       G. Edward Evans
                                       President
                                       Dobson Cellular Systems, Inc.
                                       13439 N. Broadway Extension
                                       Oklahoma City, OK 73114
                                       Phone: 405/529-8237 Fax: 405/529-8465
                                       Email: eevans@dobson.net




CELLULAR ONE GROUP
LICENSE AGREEMENT                     59                                12/2/99

                                    EXHIBIT A

                                LICENSE AGREEMENT

     The following sets forth the registered form of the Marks currently designated by Licensor for use under the License Agreement. The various styles, forms or versions which are permitted or required by the License Agreement for use by Licensee will be specified in the Graphic Standards Manual referred to in
Section III.A. of the License Agreement or in other written or electronic guidelines determined appropriate by Licensor:


                                                    REGISTRATION OR
         MARKS                                     APPLICATION NUMBER
         -----                                     ------------------
CELLULARONE (service mark)                              1,839,076
1-800-CELL ONE(1)                                       2,102,886
CELLULARONE NETWORK(2)                                  2,072,099
LONG DISTANCE By CELLULARONE(2)                        75/017,997
PCS By CELLULARONE(2)                                  75/010,430
PAGING By CELLULARONE(2)                               75/010,429
TELCOM By CELLULARONE(2)                               75/010,427
DISPATCH By CELLULARONE(2)                             75/010,428
DATA By CELLULARONE(2)                                 75/079,447
VIDEO By CELLULARONE(2)                                75/079,445
INTERNET By CELLULARONE(2)                             75/088,362
LOCAL CALLING By CELLULARONE(2)                        75/206,824
DIGITAL PCS By CELLULARONE(2)                          75/446,278
CELLULARONE (trademark)(2)                              1,947,105


(1) Licensor may delete this Mark and/or Licensee's rights with respect to this Mark may terminate under certain circumstances, as further described in
     Section IV.J. of this License Agreement.
(2) Licensor may delete or modify any of these Marks or vary the Additional Services or Additional Products in connection with which these Marks may be used by Licensee, in accordance with the provisions of this License Agreement or in furtherance of Licensor's rights hereunder.



                                 OPTIONAL MARKS*
                                 ---------------
CLEAR ACROSS AMERICA(R)                                      1,907,932
   CELLULARONE RESPONDS (and design)                        75/252,126


----------------
* Licensee may utilize the optional Marks in accordance with the terms and provisions of this License Agreement and the Graphic Standards Manual, but Licensor shall have the right in its sole discretion to terminate Licensee's use of any of the optional Marks upon thirty (30) days written notice to Licensee.



CELLULAR ONE GROUP
LICENSE AGREEMENT                   Exhibit A                           12/2/99

                                    EXHIBIT B

                                LICENSE AGREEMENT

                               LICENSED TERRITORY




                                         FCC                               RECENT
  MARKET NAME          BTA            MARKET NO.         COUNTIES        POPULATION
---------------     -----------    ---------------     ------------    --------------
Oklahoma 04-        031E           599A1               Washington      47,528
Nowata
                    088E                               Nowata          9,997
                    220F                               Ottawa          31,030
                    311E                               Adair           20,509
                                                       Cherokee        39,644
                    448E                               Craig           14,513
                                                       Delaware        34,712


                                                                     Total Population      197,933
                                                                                         --------------





















CELLULAR ONE GROUP
LICENSE AGREEMENT                   Exhibit B                           12/2/99

                                    EXHIBIT C

                                LICENSE AGREEMENT

                                PRIMARY SERVICES



Associated
Mark (if any)       Primary Services                   Description
-------------       ----------------                   -----------
CELLULARONE         Cellular Telephone Services        "PCS" Cellular Telephone Services




















CELLULAR ONE GROUP
LICENSE AGREEMENT                   Exhibit C                           12/2/99

                                    EXHIBIT D

                                LICENSE AGREEMENT

                               ADDITIONAL SERVICES

-----------------------------------------------------------------------------------------------------------------------------------
Core Product       Mark                Product or Service                          Description
------------       ----            ------------------------                        -----------
-----------------------------------------------------------------------------------------------------------------------------------
     X         CELLULARONE         Nationwide Call Delivery      o    The ability of customers to be reached on their wireless
                                                                      phone anywhere in the United States and its territories
                                                                      (including Alaska, Hawaii, Puerto Rico and U.S Virgin
                                                                      Islands) by having the caller dial their wireless phone
                                                                      number.
-----------------------------------------------------------------------------------------------------------------------------------
     X         CELLULARONE         Nationwide Roaming            o    The ability of customers to make calls in other than "home markets" anywhere in the United States and its territories
                                                                      (including Alaska, Hawaii, Puerto Rico and U.S. Virgin
                                                                      Islands) by dialing the appropriate phone number.
-----------------------------------------------------------------------------------------------------------------------------------
               CELLULARONE         Nationwide Cellular Call      o    NCCDN shall be a backbone network which consists of
               network             Delivery Network ("NCCDN")         hardware/software, transmission links and routing switches
                                   permitting participating           or protocols, and possessing the physical and intangible
                                   cellular customers to              properties and functionality necessary to permit Licensee to
                                   automatically receive calls        offer Cellular Telephone Services customers the (i) service
                                   dialed to such customer's          codes, (ii) dialing patterns, (iii) feature codes, and (iv)
                                   home cellular telephone            recorded messages (the foregoing clauses (i) through (iv)
                                   number when roaming                being hereafter collectively referred to as "Dialing
                                                                      Standards") described in the Quality Standards, within the
                                                                      United States and its territories (including Alaska, Hawaii,
                                                                      Puerto Rico and U.S. Virgin Islands).
-----------------------------------------------------------------------------------------------------------------------------------
               CELLULARONE         Primary Services provided     o    The CELLULARONE Mark may be used for one or more Additional
                                   in combination with one or         Services if they are provided in conjunction with the
                                   more of the Additional             Primary Services; otherwise, the other Marks in this Exhibit
                                   Services                           are to be used for the specified Additional Services in
                                                                      accordance with Licensor's graphic standards. If the Primary
                                                                      Services are provided in conjunction with one or more
                                                                      Additional Services under the CELLULARONE Mark, Licensee
                                                                      must, in accordance with Licensor's graphic standards (i)
                                                                      use the Marks in this Exhibit for the Additional Services in question or (ii) use Licensor's designated form of the
                                                                      descriptive term for the Primary Services and Additional
                                                                      Services in question (e.g., Cellular, Long Distance, PCS,
                                                                      Digital PCS, Paging, Telcom, Dispatch, Data, Video, Internet
                                                                      or Local Calling) rather than the full Marks shown in this
                                                                      Exhibit (e.g., LONG DISTANCE by CELLULARONE, PAGING by
                                                                      CELLULARONE, etc.).


CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit D - Page 1               12/2/99

-----------------------------------------------------------------------------------------------------------------------------------
Core Product   Mark                Product or Service                              Description
------------   ----                ------------------                              -----------
-----------------------------------------------------------------------------------------------------------------------------------
               LONG DISTANCE By    Long Distance Service         o    An inter-LATA or inter-LATA toll telecommunications service
               CELLULARONE                                            that is primarily viewed as part of a public switched
                                                                      telephone network providing users in fixed (such as
                                                                      residences and businesses) or mobile locations with two-way voice, data, text, and image communications. Minimum
                                                                      requirements for Long Distance Service include:

                                                                      o    provisioning of telecommunications service

                                                                      o    offering two-way voice, data and text communications

                                                                      o    being used as part of a public switched telephone
                                                                           network

                                                                      o    providing intra-LATA, inter-LATA and international
                                                                           service

                                                                      o    providing users with the ability to terminate calls
                                                                           nationally and internationally

                                                                      o    allowing customers utilizing any or all of the full
                                                                           spectrum of telecommunications services such as
                                                                           Cellular, PCS, Digital PCS, Paging, Dispatch, Alternate
                                                                           Wireless Services and Telcom, to subscribe to this
                                                                           service.
-----------------------------------------------------------------------------------------------------------------------------------
               PCS By              Personal communication        o    A wireless telecommunications service that is interconnected
               CELLULARONE         services                           to a public switched telephone network providing users with at least intra-LATA and inter-LATA two-way voice and data
                                                                      communications. Service is provided through a mobile phone
                                                                      (car, transportable, or portable) or through wireless modems incorporated into devices such as lap top computers and
                                                                      electronic notebooks. Minimum requirements of PCS are:

                                                                      o    provisioning of wireless telecommunications service

                                                                      o    offering two-way voice and data communications

                                                                      o    interconnecting to a public telephone network

                                                                      o    providing intra-LATA and inter-LATA service

                                                                      o    supplying service through:

                                                                           -    mobile phones that are mobile (car), transportable
                                                                                or portable, or

                                                                           -    wireless modems incorporated into devices such as
                                                                                lap top computers and electronic notebooks.
-----------------------------------------------------------------------------------------------------------------------------------

CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit D - Page 2               12/2/99

-----------------------------------------------------------------------------------------------------------------------------------
Core Product   Mark                Product or Service                              Description
------------   ----                ------------------                              -----------
-----------------------------------------------------------------------------------------------------------------------------------
               DIGITAL PCS By      Digital personal              o    A digital wireless telecommunications service that is
               CELLULARONE         communication services             interconnected to a public switched telephone network
                                                                      providing users with at least intra-LATA and inter-LATA two-
                                                                      way voice and data communications. Service is provided
                                                                      through a mobile phone (car, transportable, or portable) or through wireless modems incorporated into devices such as
                                                                      lap top computers and electronic notebooks. Minimum
                                                                      requirements of Digital PCS are:

                                                                      o    provisioning of digital wireless telecommunications
                                                                           service

                                                                      o    offering two-way voice and data communications

                                                                      o    interconnecting to a public telephone network

                                                                      o    providing intra-LATA and inter-LATA service

                                                                      o    supplying service through:

                                                                           -    mobile phones that are mobile (car), transportable
                                                                                or portable, or

                                                                           -    wireless modems incorporated into devices such as
                                                                                lap top computers and electronic notebooks.
-----------------------------------------------------------------------------------------------------------------------------------
               PAGING By           Paging                        o    A wireless telecommunications messaging service providing
               CELLULARONE                                            users with at least one-way voice and/or data communications such as voice or data messaging or data transfer to a pager or a device such as a lap top computer, or mobile phone with a built in pager. Minimum requirements of Paging are:

                                                                      o    provisioning of a wireless telecommunications service

                                                                      o    offering at least one way voice and/or data
                                                                           communications

                                                                      o    providing service through analog or digital technology
                                                                           for paging devices that either are stand-alone or part
                                                                           of a device such as a lap top computer or a mobile phone.
------------------------------------------------------------------------------------------------------------------------------------


CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit D - Page 3               12/2/99

-----------------------------------------------------------------------------------------------------------------------------------
Core Product   Mark                Product or Service                              Description
------------   ----                ------------------                              -----------
-----------------------------------------------------------------------------------------------------------------------------------
               TELCOM By           A combination of              o    Telecommunications products and services that are part of or
               CELLULARONE         telecommunications products        interconnected primarily to a public switched telephone
                                   or services, including             network providing users in fixed locations such as a
                                   products such as handsets,         residence and businesses with local, intra-LATA and
                                   modems and PBX-like devices        inter-LATA two-way voice, data, text, and image
                                   and services such as               communications. Minimum requirements for Telcom include:
                                   Cellular Telephone Services,
                                   Alternate Wireless Services,       o    providing service to users in fixed locations such as
                                   private network services,               residencebusinesses
                                   or local calling (exchange)
                                   services                           o    offering and text communications

                                                                      o    interconnecting to a public switched telephone network

                                                                      o    providingor inter LATA service.
----------------------------------------------------------------------------------------------------------------------------------
               DISPATCH By         Dispatch Services             o    A wirelesmessaging service providing users with "push to
               CELLULARONE                                            talk" two-way voice dispatch and data broadcast that is
                                                                      generally used in the public safety, construction, and
                                                                      transportation industries, and that can be interconnected to a public telephone network. Minimum requirements for
                                                                      Dispatch include:

                                                                      o    provisioning of wireless analog telecommunications
                                                                           service

                                                                      o    offering two-way voice and data communications

                                                                      o    providing "push to talk" technology for organizations
                                                                           and multiple vehicles or locations

                                                                      o    interconnecting with a public telephone network.

               DATA by             Data Transmission             o    Transmission of information in a numerical form that is in
               CELLULARONE                                            either a digital or analog format which can be transmitted via local, intra-LATA and inter-LATA facilities through a
                                                                      wireless telecommunications network that is interconnected to a public switched telephone network and subsequently
                                                                      processed.

               VIDEO By            Video Delivery Services       o    Providing full motion images and conversational audio
               CELLULARONE                                            transmission which can be sent or received in
                                                                      synchronization via wired and wireless facilities.


               INTERNET By         Internet Services             o    A wired or wireless telecommunications access to a database
               CELLULARONE                                            of articles, information and entertainment through the
                                                                      Internet/World Wide Web.
-----------------------------------------------------------------------------------------------------------------------------------


CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit D - Page 4               12/2/99

-----------------------------------------------------------------------------------------------------------------------------------
Core Product   Mark                Product or Service                              Description
------------   ----                ------------------                              -----------
-----------------------------------------------------------------------------------------------------------------------------------
               LOCAL CALLING by    Local Calling (exchange)      o    An intra-LATA telecommunications service that is primarily
               CELLULARONE         Services                           viewed as part of a public switched telephone network
                                                                      providing users in fixed (such as residences and businesses)
                                                                      locations with two-way voice, data, text, and image
                                                                      communications. Minimum requirements for local calling
                                                                      services include:

                                                                      o    provisioning of telecommunications service

                                                                      o    offering two-way voice, data and text communications

                                                                      o    being used as part of a public switched telephone
                                                                           network

                                                                      o    providing intra-LATA service

                                                                      o    providing users with the ability to terminate calls
                                                                           nationally and internationally

                                                                      o    allowing customers utilizing any or all of the full
                                                                           spectrum of telecommunications services, such as
                                                                           Cellular, PCS, Digital PCS, Paging, Dispatch, Alternate
                                                                           Wireless Services and Telcom, to subscribe to this
                                                                           service.
-----------------------------------------------------------------------------------------------------------------------------------


                              ADDITIONAL PRODUCTS


-----------------------------------------------------------------------------------------------------------------------------------
Core Product   Mark                Product or Service                              Description
------------   ----                ------------------                              -----------
-----------------------------------------------------------------------------------------------------------------------------------
               CELLULARONE         Wireless Communications       o    Cellular telephones, handsets, transceivers, pagers (remote
                                   Equipment                          data receptors), personal digital assistants (wireless data devices which can receive and send data messages), modems
                                                                      and facsimile machines, and parts and accessories therefor.
-----------------------------------------------------------------------------------------------------------------------------------



CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit D - Page 5               12/2/99

                                    EXHIBIT E

                                LICENSE AGREEMENT

                                QUALITY STANDARDS

----------------------------------------------------------------------------------------------------------------
QUALITY STANDARDS                                                    MEASUREMENT
-----------------                                                    -----------
----------------------------------------------------------------------------------------------------------------
Overall Minimum Customer Satisfaction        85% of surveyed respondents answered Licensor's commissioned
Rating                                       satisfaction survey as "very satisfied" or "somewhat satisfied"
                                             with their CELLULARONE service overall

Reliability of placing and completing        Majority of surveyed respondents answered Licensor's commissioned
a call                                       satisfaction survey "As Expected" or "Better than Expected" for the reliability of placing and receiving a call in home calling area ("Home Market")

Voice quality                                Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the quality of voice or sound during CELLULARONE calls in Home Market

System Busy Signals                          Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the ability to place or receive calls without a system busy signal in Home Market

Dropped Calls                                Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the ability to continue phone calls without being dropped because of weak signal

Quickness of answering customer call         Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the quickness of answering the phone

Ability to adequately answer customer's      Majority of surveyed respondents answered Licensor's commissioned
reason for calling                           satisfaction survey As Expected" or "Better than Expected" for ability to adequately answer reason for calling

Accuracy of Bill                             Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the accuracy of the bill

Clarity or Understandability of Bill         Majority of surveyed respondents answered Licensor's commissioned satisfaction survey "As Expected" or "Better than Expected" for the clarity or understandability of the bill

Data Quality                                 Accurately transmit or receive data at a rate at least 9,600 bps
----------------------------------------------------------------------------------------------------------------


CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit E - Page 2               12/2/99

---------------------------------------------------------------------------------------------------------------------
QUALITY STANDARDS                                                    MEASUREMENT
-----------------                                                    -----------
---------------------------------------------------------------------------------------------------------------------
Seamless Network                             Customers must be able to travel with their wireless phones inside and outside their Home Market and make and receive calls without interruption when they travel in and beyond their Home Market

Automatic Roaming                            Customers must have the ability to make calls in markets outside of their Home Market in the same manner as is done in their Home
                                             Market, without any special dialing sequences or instructions

24 Hour Customer Service                     Customer service must be able to be accessed inside or outside of their Home Market 24 hours a day, 7 days a week

*611 Dialing From a Wireless Phone           Customers with problems must be able to access customer service from their wireless phone within and outside their Home Market by dialing *611

1-800-CELL ONE                               A 24 hour service which can be accessed by prospects and
                                             customers for assistance with telecommunications products and services by any type of telephone technology from local and remote sites.

Customer Education                           The most frequently mentioned reason for calling customer service in the Licensor's commissioned survey should be equipment usage and coverage questions

Dialing Plans                                Dialing plans, service codes and Directory Assistance numbers are consistent with industry standards

Error Messages                               Recorded messages meet industry standards and are user friendly

Terminal Equipment                           Phones, computers, fax machines and other terminal equipment must be tested against manufacturer specifications and rechecked after a specified time has elapsed
---------------------------------------------------------------------------------------------------------------------



CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit E - Page 2               12/2/99

                           QUALITY STANDARDS RELATING
                  TO DIALING STANDARDS FOR CELLULARONE NETWORK

SERVICE CODES  The following chart represents the standard dialing plan of service codes for CELLULARONE customers:


      ===================================================================
      DIALED CODE         FEATURE                            ALSO ALLOWED
      ===================================================================
      411                 Directory Assistance
      611                 Customer Assistance                *611
      911                 Emergency Service                  *911
      ===================================================================

DIALING PATTERNS

     o Dialing procedures for cellular customers in their "home" serving area.

          o    Non-toll calls within the same NPA (Intra-LATA)

      ===================================================================
      PREFERRED      ALSO ALLOWED             NOT ALLOWED
      ===================================================================
      NXX-XXX        1+NXX-XXX                10XXX+Any Digits
                     NPA-NXX-XXX
                     1+NPA-NXX-XXXX
                     0+NXX-XXX
                     0+NPA-NXX-XXXX
      ===================================================================

          o    Non-toll calls to a different NPA (Intra-LATA or Inter-LATA):

      ===================================================================
      PREFERRED      ALSO ALLOWED             NOT ALLOWED
      ===================================================================
      NPA-NXX-XXXX    1+NPA-NXX-XXXX         NXX-XXXX
                      0+NPA-NXX-XXXX         1+NXX-XXXX
                     10+XXX+NPA-NXX-XXXX     0+NXX-XXXX
                                             10XXX+Any Digits
      -------------------------------------------------------------------
      RECORDED MESSAGE XX32
      ===================================================================

CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 3                  12/2/99

     o    DIALING PROCEDURES FOR CELLULAR CUSTOMERS IN THEIR "HOME" SERVING
          AREA.

          o    Toll calls within the same NPA (Intra-LATA or Inter-LATA):

     ====================================================================
     NOT ALLOWED         PREFERRED                     ALSO ALLOWED
     ====================================================================
      1+NXX-XXXX         1+NPA-NXX-XXXX              NXX-XXXX
      0+NXX-XXXX         0+NPA-NXX-XXXX              NPA-NXX-XXXX
                        10+XXX+NPA-NXX-XXXX          10XXX+Any Digits
     ====================================================================

          o    Toll calls to a different NPA (Inter-LATA):

     ====================================================================
     PREFERRED           ALSO ALLOWED                  NOT ALLOWED
     ====================================================================
      1+NPA-NXX-XXXX                                  NXX-XXXX
      0+NPA-NXX-XXXX                                  NPA-NXX-XXXX
                                                      1+NXX-XXXX
                                                      0+NXX-XXXX
                                                      10XXX+Any Digits
     --------------------------------------------------------------------
     Recorded Message XX32
     ====================================================================

     o    CALLS TO SPECIAL NUMBERS ARE LISTED ON THE FOLLOWING CHARTS:

          o    Calls to Service Access Codes (SAC):

     ====================================================================
     PREFERRED           ALSO ALLOWED                  NOT ALLOWED
     ====================================================================
      1+SAC-NXX-XXXX    SAC+NXX-XXXX                0+SAC+NXX-XXXX
      0+SAC-NXX-XXXX                                SAC+NXX-XXXX
                                                    10XXX+Any Digits
     ====================================================================

          o    Calls to 900 numbers:

     ====================================================================
     PREFERRED           ALSO ALLOWED                  NOT ALLOWED
     ====================================================================
      1+900+NXX-XXXX                                  900+NXX-XXXX
      0+900+NXX-XXXX                                  10XXX+Any Digits
     ====================================================================

CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 4                  12/2/99

     o    CALLS TO SPECIAL NUMBERS ARE LISTED ON THE FOLLOWING CHARTS:

          o    International Calls:

     ====================================================================
     PREFERRED           ALSO ALLOWED                  NOT ALLOWED
     ====================================================================
     011 + CC + Number                                 10XXX + Any Digits
     01 + CC + Number
     ====================================================================

                                             CC:  REPRESENTS THE COUNTRY CODES

          o    Calls to 976 numbers:

     ====================================================================
     PREFERRED           ALSO ALLOWED                  NOT ALLOWED
     ====================================================================
      1+976-XXXX        976-XXXX                      10XXX+Any Digits
      0+976-XXXX        1+NPA-976-XXXX
                        0+NPA-976-XXXX
     ====================================================================

     o    CALLS TO SPECIAL NUMBERS ARE LISTED ON THE FOLLOWING CHARTS:

          o    Calls to 950 numbers:

     ====================================================================
     PREFERRED           ALSO ALLOWED                  NOT ALLOWED
     ====================================================================
     950-XXXX            1+950-XXXX                    0+950-XXXX
                         NPA-950-XXXX                  0+NPA-950-XXXX
     ====================================================================

     o DIALING PROCEDURES FOR CELLULAR CUSTOMERS WHILE IN A "VISITED" SERVING AREA.

          o    Non-Toll calls within the same NPA (Intra-LATA):

     ====================================================================
     PREFERRED           ALSO ALLOWED                  NOT ALLOWED
     ====================================================================
     NPA-NXX-XXXX        1+NPA-NXX-XXXX              NXX-XXXX
                         0+NPA-NXX-XXXX              1+NXX-XXXX
                                                     0+NXX-XXXX
                                                     10XXX+Any Digits
     ====================================================================

CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 5                  12/2/99

          o    Non-Toll calls to a different NPA (Intra-LATA or Inter- LATA):

     ====================================================================
     Preferred           Also Allowed                  Not Allowed
     ====================================================================
     NPA-NXX-XXXX        1 + NPA-NXX-XXXX              NXX-XXXX
                         0 + NPA-NXX-XXXX              1 + NXX-XXXX
                                                       0 + NXX-XXXX
                                                       10XXX + Any Digits
     ====================================================================

     o DIALING PROCEDURES FOR CELLULAR CUSTOMERS WHILE IN A "VISITED" SERVING AREA.

          o    Toll calls within the same NPA (Intra-LATA or Inter-LATA):

     ====================================================================
     Preferred           Also Allowed                  Not Allowed
     ====================================================================
     1 + NPA-NXX-XXXX                                  NXX-XXXX
     0 + NPA-NXX-XXXX                                  1 + NXX-XXXX
                                                       0 + NXX-XXXX
                                                       NPA-NXX-XXXX
                                                       10XXX + Any Digits
     --------------------------------------------------------------------
     Recorded Message XX41 or XX44
     ====================================================================

     o DIALING PROCEDURES FOR CELLULAR CUSTOMERS WHILE IN A "VISITED" SERVING AREA.

          o    Toll calls to a different NPA (Inter-LATA):

     ====================================================================
     PREFERRED           ALSO ALLOWED                  NOT ALLOWED
     ====================================================================
     1 + NPA-NXX-XXXX                                  NXX-XXXX
     0 + NPA-NXX-XXXX                                  NPA-NXX-XXXX
                                                       1 + NXX-XXXX
                                                       0 + NXX-XXXX
                                                       10XXX + Any Digits
     ====================================================================


CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 6                      12/2/99

FEATURE CODES

     o The following charts represent the standard dialing plan of feature codes for CELLULARONE customers.

     ====================================================================
     DIALED CODE                           FEATURE
     ====================================================================
     *0XX                 Reserved for Future Industry Standards
     *0                   Reserved for Future Industry Standards
     *00                  Reserved for Future Industry Standards
     *01                  Reserved for Future Industry Standards
     *02                  Reserved for Future Industry Standards
     *03                  Reserved for Future Industry Standards
     *04                  Reserved for Future Industry Standards
     *05                  Reserved for Future Industry Standards
     *06                  Reserved for Future Industry Standards
     *07                  Reserved for Future Industry Standards
     *08                  Reserved for Future Industry Standards
     *09                  Reserved for Future Industry Standards
     ====================================================================

     XX REPRESENTS THE SWITCH IDENTIFIER CODE.

     (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)

     ====================================================================
     DIALED CODE                           FEATURE
     ====================================================================
     *1XX                  Reserved for Future Industry Standards
     *1                    Reserved for Future Industry Standards
     *10                   Reserved for Future Industry Standards
     *11                   Reserved for Future Industry Standards
     *12                   Reserved for Future Industry Standards
     *13                   Reserved for Future Industry Standards
     *14                   Reserved for Future Industry Standards
     *15                   Reserved for Future Industry Standards
     *16                   Reserved for Future Industry Standards
     *17                   Reserved for Future Industry Standards
     *18                   Reserved for Future Industry Standards
     *19                   Reserved for Future Industry Standards
     ====================================================================

     XX REPRESENTS THE SWITCH IDENTIFIER CODE.

     (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)

CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 7                      12/2/99

FEATURE CODES,
Continued

     ====================================================================
     DIALED CODE                           FEATURE
     ====================================================================
     *2XX                 Reserved for Future Industry Standards
     *2                   Reserved for Future Industry Standards
     *20                  Reserved for Future Industry Standards
     *21                  Reserved for Future Industry Standards
     *22                  Reserved for Future Industry Standards
     *23                  Reserved for Future Industry Standards
     *24                  Reserved for Future Industry Standards
     *25                  Reserved for Future Industry Standards
     *26                  Reserved for Future Industry Standards
     *27                  Reserved for Future Industry Standards
     *28                  Reserved for Future Industry Standards
     *29                  Reserved for Future Industry Standards
     ====================================================================

     XX REPRESENTS THE SWITCH IDENTIFIER CODE.

     (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)

     ====================================================================
     DIALED CODE                           FEATURE
     ====================================================================
     *3XX                 Reserved for Future Industry Standards
     *3                   Reserved for Future Industry Standards
     *30                  Reserved for Future Industry Standards
     *31                  Reserved for Future Industry Standards
     *32                  Reserved for Future Industry Standards
     *33                  Reserved for Future Industry Standards
     *34                  Reserved for Future Industry Standards
     *35                  Roaming Do Not Disturb
     *36                  Reserved for Future Industry Standards
     *37                  Reserved for Future Industry Standards
     *38                  Reserved for Future Industry Standards
     *39                  Reserved for Future Industry Standards
     ====================================================================

     XX REPRESENTS THE SWITCH IDENTIFIER CODE.

     (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)

CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 8                      12/2/99

FEATURE CODES,
Continued

  ----------------------------------------------------------------------------
     DIALED CODE                         FEATURE
  ----------------------------------------------------------------------------
         *4XX                 Call Management
         *4                   Reserved for Future Industry Standards
         *40                  Reserved for Future Industry Standards
         *41                  Reserved for Future Industry Standards
         *42                  Selective Call Acceptance
         *43                  Reserved for Future Industry Standards
         *44                  Reserved for Future Industry Standards
         *45                  Reserved for Future Industry Standards
         *46                  Reserved for Future Industry Standards
         *47                  Reserved for Future Industry Standards
         *48                  Reserved for Future Industry Standards
         *49                  Reserved for Future Industry Standards
  ----------------------------------------------------------------------------

   XX REPRESENTS THE SWITCH IDENTIFIER CODE.

   (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)

  ----------------------------------------------------------------------------
     DIALED CODE                         FEATURE
  ----------------------------------------------------------------------------
         *5XX                 Outgoing Call Control
         *5                   Reserved for Future Industry Standards
         *50                  Reserved for Future Industry Standards
         *51                  Calling #ID Restrictions (CNIR)
         *52                  Reserved for Future Industry Standards
         *53                  Reserved for Future Industry Standards
         *54                  Reserved for Future Industry Standards
         *55                  Reserved for Future Industry Standards
         *56                  Reserved for Future Industry Standards
         *57                  Reserved for Future Industry Standards
         *58                  Reserved for Future Industry Standards
         *59                  Reserved for Future Industry Standards
  ----------------------------------------------------------------------------

   XX REPRESENTS THE SWITCH IDENTIFIER CODE.

   (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)


CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit E - Page 9               12/2/99

FEATURE CODES,
Continued

  ----------------------------------------------------------------------------
     DIALED CODE                         FEATURE
  ----------------------------------------------------------------------------
         *6XX                 Incoming Call Control
         *6                   Reserved for Future Industry Standards
         *60                  Reserved for Future Industry Standards
         *61                  Reserved for Future Industry Standards
         *62                  Reserved for Future Industry Standards
         *63                  Reserved for Future Industry Standards
         *64                  Reserved for Future Industry Standards
         *65                  Reserved for Future Industry Standards
         *66                  Reserved for Future Industry Standards
         *67                  Reserved for Future Industry Standards
         *68                  Reserved for Future Industry Standards
         *69                  Reserved for Future Industry Standards
  ----------------------------------------------------------------------------

   XX REPRESENTS THE SWITCH IDENTIFIER CODE.

   (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)

  ----------------------------------------------------------------------------
     DIALED CODE                         FEATURE
  ----------------------------------------------------------------------------
         *7XX                 Reserved for Future Industry Standards
         *7                   Reserved for Future Industry Standards
         *70                  Reserved for Future Industry Standards
         *71                  Call Forward - Immediate
         *72                  Call Forward - Conditional
         *73                  Call Forward - Busy
         *74                  Call Forward - No Answer
         *75                  Reserved for Future Industry Standards
         *76                  Reserved for Future Industry Standards
         *77                  Reserved for Future Industry Standards
         *78                  Reserved for Future Industry Standards
         *79                  Reserved for Future Industry  Standards
  ----------------------------------------------------------------------------

   XX REPRESENTS THE SWITCH IDENTIFIER CODE.

   (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)


CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit E - Page 10              12/2/99

FEATURE CODES,
Continued

  ----------------------------------------------------------------------------
     DIALED CODE                         FEATURE
  ----------------------------------------------------------------------------
         *8XX                 Reserved for Future Industry Standards
         *8                   Reserved for Future Industry Standards
         *80                  Reserved for Future Industry Standards
         *810                 Call Waiting Canceled
         *82                  Reserved for Future Industry Standards
         *83                  Reserved for Future Industry Standards
         *84                  Reserved for Future Industry Standards
         *85                  Reserved for Future Industry Standards
         *86                  Reserved for Future Industry Standards
         *87                  Reserved for Future Industry Standards
         *88                  Reserved for Future Industry Standards
         *89                  Reserved for Future Industry Standards
  ----------------------------------------------------------------------------

   XX REPRESENTS THE SWITCH IDENTIFIER CODE.

   (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)

  ----------------------------------------------------------------------------
     DIALED CODE                         FEATURE
  ----------------------------------------------------------------------------
         *9XX                 Reserved for Future Industry Standards
         *9                   Reserved for Future Industry Standards
         *90                  Reserved for Future Industry Standards
         *91                  Reserved for Future Industry Standards
         *92                  Reserved for Future Industry Standards
         *93                  Reserved for Future Industry Standards
         *94                  Reserved for Future Industry Standards
         *95                  Reserved for Future Industry Standards
         *96                  Reserved for Future Industry Standards
         *97                  Reserved for Future Industry Standards
         *98                  Reserved for Future Industry Standards
         *99                  Reserved for Future Industry Standards
  ----------------------------------------------------------------------------

  XX REPRESENTS THE SWITCH IDENTIFIER CODE.

  (ZERO (0) ON THE END OF ANY CODE WILL RESULT IN DEACTIVATION)


CELLULAR ONE GROUP
LICENSE AGREEMENT                     Exhibit E - Page 11              12/2/99

RECORDED MESSAGES

     The following pages define the messages to be recorded as explanations to CELLULARONE customers when the customer has difficulty completing a call using the network.

     NUMBER 20: NO PAGE RESPONSE & NO ANSWER

     The customer you have called is unavailable or has traveled outside the coverage area, please try your call again later. Thank you for using the CELLULARONE NETWORK. Message XX20.

     NUMBER 21: CUSTOMER REQUESTED DISCONNECT (TEMPORARY)

     The number you have called has temporarily been disconnected. Thank you for using the CELLULARONE NETWORK. Message XX21.

     NUMBER 22: VACANT OR HAS BEEN DISCONNECTED

     The number you have called is no longer in service. If you believe you have reached this recording in error, please check the number and dial again. Thank you for using the CELLULARONE NETWORK. Message XX22.

     NUMBER 23: PERMANENT OR TEMPORARY BARRING OF INCOMING CALLS

     At the customer's request, this cellular phone does not accept incoming calls. Thank you for using the CELLULARONE NETWORK. Message XX23.

     NUMBER 24: NO PAGE RESPONSE & NO ANSWER

     The customer you have called does not answer. Please try your call again later. Thank you for using the CELLULARONE NETWORK. Message XX24.

     NUMBER 30: CONFIRMATION TONE

     Three short tones.

     NUMBER 31: OPTION(S)

     Your service does not include the use of this feature. For more information, please call 611 from your cellular phone and reference message XX31. Thank you for using the CELLULARONE NETWORK.


CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 12                     12/2/99

     NUMBER 32: INVALID NUMBER

     We're sorry your call cannot be completed as dialed. Please check the number and dial again. Message XX32.

     NUMBER 34: RESTRICTED DIALING/UNPERMITTED TRAFFIC CASE

     Your cellular service does not allow calling to the number dialed: For more information, please call 611 from your cellular phone and reference message XX34.

     NUMBER 35: FACILITY PROBLEM OR ALL CIRCUITS BUSY

     We're sorry, your call cannot be completed at this time. Please try your call again. Message XX35.

     NUMBER 36: GENERAL INFORMATION OR NETWORKING ISSUES

     If you need assistance using your service features, please call 611 from your cellular phone and reference message XX36. Thank you for using the CELLULARONE NETWORK.

     NUMBER 37: INVALID ESN

     Your cellular phone is not authorized at this time. For further assistance, please call 611 from your cellular phone and reference message XX37.

     NUMBER 38: EQUAL ACCESS INSTRUCTIONS

     The long distance access code you have dialed is not accessible on the system. Please call your long distance provider's customer service number for dialing instructions. Message XX38.

     NUMBER 39: 1 + REQUIRED

     You must first dial one when calling this number. Please try your call again. Thank you for using the CELLULARONE NETWORK. Message XX39.

     NUMBER 40: NOT IN ROAMER DATABASE

     If you have any questions concerning the use of your cellular phone while in our system or would like to initiate roaming services, please call 611 from your cellular phone and reference message XX40. Thank you for using the CELLULARONE NETWORK.


CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 13                     12/2/99

     NUMBER 41: INCORRECT ROAMER DIALING (10 DIGIT LOCAL DIALING)

     While roaming on our system, you must dial the area code and phone number of the party you are calling to complete a local call. If you need further assistance, please call 611 from your cellular phone and reference message XX41. Thank you for using the CELLULARONE NETWORK.

     Number 42: Incorrect Roamer Dialing (0 + Only Toll)

     While roaming on our system, you must dial zero, plus the area code and phone number of the parry you are calling to complete a long distance call. If you need further assistance, please call 611 from your cellular phone and reference message XX42. Thank you for using the CELLULARONE NETWORK.

     NUMBER 43: UNAUTHORIZED USER/ON NEGATIVE FILE

     We are unable to provide you roaming service at this time. To arrange for service, contact your home cellular service provider or call 611 from your cellular phone and reference message XX43.

     NUMBER 44: INCORRECT ROAMER DIALING (1+ AREA CODE)

     While roaming on our system you must dial one plus the area code and phone number of the party you are calling to complete a long distance call. If you need further assistance, please call 611 from your cellular phone and reference message XX44. Thank you for using the CELLULARONE NETWORK.

     NUMBER 45: NATIONLINK

     Calls will automatically be delivered from your home area to your phone in this area. Therefore, NationLink services is not necessary. If you need farther assistance, please call 611 from your cellular phone and reference message 45. Thank you for using the CELLULARONE NETWORK.



CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit E - Page 14                     12/2/99

                                    EXHIBIT F

                                LICENSE AGREEMENT

                               SURVEY METHODOLOGY

     The methodology currently being employed by Licensor and its designated Survey Company will be a telephone survey conducted from random probability samples selected by the Survey Company from listings supplied by Licensee of all of Licensee's customers in each market in the Licensed Territory.

     Customer listings shall be provided to the Survey Company in magnetic tape or disk medium in such common format as may be reasonably specified by Licensor. (If Licensee is unable to comply, a half-size, high income probability sample may be ordered at Licensee's expense).

     A random probability sample will be utilized, sufficient in number for economic completion of the satisfaction survey. The size of the samples will be at the discretion of Licensor and the Survey Company, but will typically be between approximately 50 and 200 depending on the size of the market being surveyed.



CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit F                               12/2/99

                                    EXHIBIT G

                                LICENSE AGREEMENT

                           SPECIAL RESELLER PROVISIONS


        [To be agreed to between Licensor and Licensee when applicable]




















CELLULAR ONE GROUP
LICENSE AGREEMENT              Exhibit G                               12/2/99

                                  AMENDMENT ONE
                                     TO THE
                         CELLULAR ONE LICENSE AGREEMENT


     The undersigned parties have entered into a License Agreement, effective as of April 28, 2000 (the "Agreement"). The following modifications have been agreed to by the parties and are hereby made a part of the Agreement:

     1. Exhibit B to the Agreement shall be amended by deleting the original Exhibit B in its entirety and substitute a new Exhibit B as follows:

                                           FCC                                    RECENT
MARKET NAME                BTA          MARKET NO.           COUNTIES           POPULATION
--------------            -----         ----------          ----------          ----------
Oklahoma 04-               031E           599A1             Washington             47,528
Nowata
                           088E                             Chautauqua              4,357
                           088E                             Montgomery             36,961
                           088E                             Nowata                  9,997
                           088E                             Wilson                 10,231
                           220F                             Ottawa                 31,030
                           311E                             Adair                  20,509
                           311E                             Cherokee               39,644
                           448E                             Craig                  14,513
                           448E                             Delaware               34,712

                                                                                 Total Population    249,482
                                                                                                     -------

     Except as specifically modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.


CELLULAR ONE GROUP                      AMERICAN CELLULAR WIRELESS, L.L.C.
                                        MANAGED BY DOBSON CELLULAR SYSTEMS, INC.

By: /s/ Richard J. Lyons                By: /s/ [ILLEGIBLE]
   -----------------------------           ---------------------------
   Richard J. Lyons
   President


Effective Date of Amendment:

      June 12, 2000
----------------------------


EXHIBIT B AMENDMENT